SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 5, 1996
                        (Date of Earliest Event Reported)

                          Commission file number 0-3576






                         COUSINS PROPERTIES INCORPORATED
                              A GEORGIA CORPORATION
                  I.R.S. EMPLOYER IDENTIFICATION NO. 58-0869052
                            2500 WINDY RIDGE PARKWAY
                           ATLANTA, GEORGIA 30339-5683
                             TELEPHONE: 770-955-2200








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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  On December 5, 1996, Cousins Properties Incorporated acquired One Independence Center, a 20-story 521,000 square foot office tower in Charlotte, North Carolina from WF Associates Limited Partnership, a North Carolina limited partnership for $67.3 million and a parking garage adjacent to the building from WF Associates II Limited Partnership for $2 million. The project was 99 percent leased as of December 5, 1996. The purchase prices for the office building and the garage were determined through arm's length negotiations between Cousins Properties Incorporated and WF Associates Limited Partnership and WF Associates II Limited Partnership, respectively, after an evaluation of the properties' physical conditions, lease characteristics, operating expense rates and future capital improvement needs. Cousins Properties Incorporated expects to continue to operate the properties as income producing properties.

                  The acquisition was financed primarily by the proceeds of Cousins' sale of its Lawrenceville MarketCenter project and a $49.5 million loan subsequently funded by Metropolitan Life Insurance Company.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial Statements of Business Acquired.

                           It is impractical to provide the financial statements for WF Associates Limited Partnership within the time this Current Report is required to be filed. Such financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.

                  (b)      Pro Forma Financial Information.

                           It is impractical to provide the pro forma financial statements required by this Item 7(b) within the time this Current Report is required to be filed. Such pro forma financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.

                  (c)      Exhibits.

                           (1) Contract of Sale between WF Associates Limited Partnership and Cousins Properties Incorporated dated June 18, 1996.*

                           (2) Amendment of Contract of Sale between WF Associates Limited Partnership and Cousins Properties Incorporated dated July 22, 1996.*

                           (3) Second Amendment of Contract of Sale between WF Associates Limited Partnership and Cousins Properties Incorporated dated July 29, 1996.*

                           (4) Third Amendment of Contract of Sale between WF Associates Limited Partnership and Cousins Properties Incorporated dated August 1, 1996.*

                           (5) Fourth Amendment of Contract of Sale between WF Associates Limited Partnership and Cousins Properties Incorporated dated August 8, 1996.*

                           (6) Fifth Amendment of Contract of Sale between WF Associates Limited Partnership and Cousins Properties Incorporated dated August 12, 1996.*

                           (7) Sixth Amendment of Contract of Sale between WF Associates Limited Partnership and Cousins Properties Incorporated dated September 24, 1996.*

                           (8)  Seventh   Amendment  of  Contract  of  Sale
                                between  WF   Associates   Limited Partnership
                                and Cousins Properties Incorporated dated
                                October 31, 1996.*

                  * The  exhibits  to the  Contract  of  Sale  and  the  related
                    Amendments are referred to in, but not filed with these exhibits. The agreements between WF Associates II Limited Partnership and Cousins Properties Incorporated for the purchase of the adjacent parking garage have also been omitted for purposes of this filing. Such exhibits and agreements will be furnished to the Commission supplementally upon request.

                                   SIGNATURES









Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   COUSINS PROPERTIES INCORPORATED
                                   Registrant



                                   /s/ Kelly H. Barrett
                                   --------------------
                                   Kelly H. Barrett
                                   Vice President and Controller
                                   (Authorized Officer)
                                   (Principal Accounting Officer)








December 20, 1996
                                                        EXECUTION COUNTERPART
                                                        22346/54559


                                CONTRACT OF SALE


         THIS CONTRACT OF SALE (this "Contract") is entered into as of the Effective Date (as hereinafter defined) by and between WF ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (the "Seller"), and COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the "Purchaser"), upon the terms and conditions set forth herein.


                                   ARTICLE I.

                                Purchase and Sale

         1.1 Property. For and in consideration of the premises, undertakings and mutual covenants of the parties set forth herein, Seller hereby agrees to sell, transfer, assign and/or convey unto Purchaser, and Purchaser hereby agrees to accept, buy and pay for the following properties, rights, interests and assets (collectively, the "Property"), subject to the Permitted Exceptions (as hereinafter defined):

                  (a) Those certain tract(s) of real property described in Exhibit A attached hereto and by this reference incorporated herein for all purposes (collectively the "Land"), together with (i) all improvements located thereon, save and except the Phase II Improvements and the City Improvements described below (the "Tower Improvements"), and (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property, including the easements described in Exhibit A, and including all right, title and interest of Seller in and to any land in the bed of any street, road, alley, or right-of-way, open or proposed;

                  (b) Seller's leasehold interest (i) pursuant to that certain Lease Agreement Related to Parking Spaces dated November 14, 1991, between Seller and WF Associates II Limited Partnership, a memorandum of which is recorded in Book 6684, Page 663, et seq., in the Mecklenburg Public Registry (the "Parking Lease"), in and to the improvements located on that portion of the Land described as the Phase II Tract- Tract II on Exhibit A (the "Phase II Improvements"); and (ii) pursuant to that certain Agreement of Lease dated December 1, 1983, between Seller and the City of Charlotte, North Carolina (the "City"), recorded in Book 4767, Page 469, et seq., in the Mecklenburg Public Registry (the "Operating Lease"), in and to the improvements located on the Parking Facility Tract described in Exhibit A (the "City Improvements");

                  (c) All tangible personal property and fixtures of any kind owned by Seller and attached to or located within the Tower Improvements, the Phase II Improvements, and the City Improvements (collectively, the "Improvements") and used in connection with the ownership, maintenance or operation of the Land and the Improvements, including, without limitation, the items set forth and described on Exhibit B attached hereto and incorporated herein (collectively, the "Personalty");

                  (d) All of Seller's right, title, and interest in any leases, licenses, occupancy agreements, or other agreements demising space in, providing for the use of and/or occupancy of the Improvements or the Land, including, without limitation, (i) the Ivey's Lease described hereinafter, (ii) the Bill of Sale and Lease Agreement dated November 14, 1991, between Seller and WF Associates II Limited Partnership, recorded in Book 6684, Page 644, et seq., in the Mecklenburg Public Registry (the "Ground Lease"), (iii) the letter agreement (the "NCNB Parking Agreement") dated August 13, 1986 between NCNB National Bank of North Carolina ("NCNB") and Seller, and (iv) the City Bill of Sale and Lease described hereinafter (collectively, the "Leases"), such Leases being described on Exhibit C attached hereto and incorporated herein, together with any and all guaranties of such Leases;

                  (e) To the  extent  the  same  are  assignable  by  Seller  to
         Purchaser, all of Seller's right, title, and interest in and to (i) the contracts and agreements, such as maintenance, service or utility contracts, relating to the ownership, maintenance and operation of the Land or the Improvements, including (x) the Operating Agreement dated December 14, 1983 between Seller and the City (the "Operating Agreement"), and (y) the Management Agreement dated February 27, 1981, between WF Associates and Faison & Associates (the "Management Company"), and the Leasing Agreement dated February 27, 1981, between WF Associates and Management Company (said Management Agreement and Leasing Agreement being collectively called the "Management Agreement" and, together with the Operating Agreement and the other documents in this clause (i), collectively, the "Service Contracts"), such Service Contracts being described on Exhibit D attached hereto and incorporated herein, (ii) warranties and guaranties currently in force and effect with respect to the Land and the Improvements, (iii) all licenses, permits or similar documents relating to the Land and the Improvements, and (iv) all plans, drawings, specifications, surveys, engineering reports and other technical descriptions of the Land and/or the Improvements;

                  (f) All of Seller's right, title and interest in and to all rights to the trade- names, assumed names, or business names or similar names by which the Property is currently operated, including the name
         "One Independence Center" and any logo therefor, but excluding any tradenames, symbols, or marks relating to Seller's name, Trammell Crow Company, Trammell Crow Ventures, or any derivative thereof; and

                  (g) All of Seller's right, title and interest in and to that certain Reserve Fund described in the Bond Documents (the "Bond Account"). The Purchase Price described below was agreed to by Seller and Purchaser based upon, among other things, Seller's agreement to assign to Purchaser a Bond Account with a balance as of the Closing Date of at least $1,100,000.00 (the "Assumed Bond Account Balance"), and Purchaser's agreement to assume Seller's obligations under the Bond Documents and to acquire the Property subject to the Bonds (as such terms are hereinafter defined) as provided in Section 6.3, said Bonds having a principal balance as of the Closing Date of not more than $1,300,000.00 (the "Assumed Bond Principal Balance").

The Property described in subsections (e) and (f) of this Section 1.1 is hereinafter sometimes referred to as the "Intangible Property."


                                   ARTICLE II.

                                 Purchase Price

         2.1 Purchase Price. The purchase price for the Property shall be an amount equal to the sum of SIXTY-SEVEN MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($67,300,000.00) (the "Purchase Price").

         2.2 Method of Payment. The Purchase Price shall be payable as follows:

                  (a) "Effective Date" means the date a fully executed counterpart of this Contract is delivered to CHICAGO TITLE INSURANCE COMPANY, 1465 Charlotte Plaza, Charlotte, North Carolina 28244, Attn:
         John H. Noblit (the "Title Company"), as indicated by the execution by the Title Company of the Receipt and Acknowledgement attached hereto. Within one (1) business day after the Effective Date, an earnest money deposit (the "Earnest Money Deposit") in the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) in immediately available funds shall be deposited by Purchaser into an interest bearing escrow account at the Title Company. Any income or interest earned from the escrow account prior to Closing (as hereinafter defined) shall be held in the escrow account and shall be deemed a part of the Earnest Money Deposit for all purposes of this Contract. The Earnest Money Deposit shall be (i) delivered to Seller at Closing and applied as a partial payment of the Purchase Price, and (ii) otherwise held and disbursed by the Title Company in accordance with the terms of this Contract.

                  (b) Unless Purchaser shall make the Alternate Financing Election as provided in Section 5.5(b), Seller shall provide to Purchaser at Closing a credit against the Purchase Price in an amount equal to the then outstanding principal balance of the indebtedness encumbering the Property (the "Loan") in favor of Metropolitan Life Insurance Company ("Lender"), which is to be assumed by Purchaser as provided in Section 5.5(a) below (unless Purchaser makes the Alternate Financing Election).

                  (c) Purchaser shall deposit with the Title Company as part of the Purchase Price, $650,000.00 in immediately available funds (together with any interest which accrues thereon, the "Contingent Purchase Price"), such Contingent Purchase Price to be held and invested by the Title Company and either paid to Seller or returned to Purchaser pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit E (the "Escrow Agreement"), subject to any changes as may reasonably be required by the Title Company. The Contingent Purchase Price shall constitute Purchaser's funds unless and until Seller qualifies for the payment of such amounts as provided in
         Section 5.4 below.

                  (d) At Closing, the balance of the Purchase Price, after (i) applying the Earnest Money Deposit as partial payment of the Purchase Price, and (ii) crediting the outstanding principal balance of the Loan against the Purchase Price (unless Purchaser makes the Alternate Financing Election in which case no such credit shall be given), and subject to prorations and other adjustments contemplated hereby, shall be paid by Purchaser in immediately available funds to the Title Company, for further delivery to Seller (except with respect to the Contingent Purchase Price which shall be held and disbursed by the Title Company pursuant to the Escrow Agreement).

         2.3 Non-Refundable Earnest Money. Within one (1) business day after the Effective Date, Purchaser shall also deposit with the Title Company the sum of One Hundred ($100.00) (the "Non-Refundable Earnest Money") in consideration for this Contract and the Inspection Period (as hereinafter defined). Notwithstanding anything in this Contract to the contrary, the Non-Refundable Earnest Money shall be non-refundable to the Purchaser in any event and shall be paid by Title Company to Seller immediately upon receipt thereof.

         2.4 Failure to Make Deposits. If Purchaser fails to timely make the deposit of either the Earnest Money Deposit or the Non-Refundable Earnest Money with the Title Company as provided for in Sections 2.2 and 2.3, then this Contract shall terminate and neither Seller nor Purchaser shall have any further rights or liabilities under this Contract, except for Purchaser's Indemnity Obligations under Section 3.2(g) hereof and the indemnity obligations under
Section 9.2 hereof.


                                  ARTICLE III.

                           Deliveries and Inspections

         3.1 Deliveries. Seller shall either, at Seller's option, provide to Purchaser, or make available to Purchaser for review and copying at Purchaser's expense, at location(s) in Dallas, Texas and/or Charlotte, North Carolina selected by Seller, at all times prior to Closing (subject to the provisions of
Section 3.2 hereof), the following items and documents (the "Delivered Documents") pertaining to the Property:

                  (a) To the extent in the possession of Seller, the Management Company, or Locke Purnell Rain Harrell, copies of structural, engineering, mechanical, roof, environmental and seismographic reports, a current site plan and as-built plans and specifications of the Improvements;

                  (b) To the extent in the possession of Seller,  the Management
         Company, or Locke Purnell Rain Harrell, copies of certificates of occupancy, licenses, permits, authorizations and approvals as required by law for the occupancy and operation of the Land and the Improvements;

                  (c) Complete copies of the Leases, including any amendments thereto and any guaranties thereof;

                  (d) A copy of the current standard form lease for the Property;

                  (e) Operating statements (the "Operating Statements") for the Property for the years 1993, 1994, 1995, and 1996 (year to date), and the books and records as to the operation, maintenance, repair and management of the Property for such years (as distinguished from the books and records of Seller and Seller's investors and partners);

                  (f) Copies of the real estate tax bills for the Property for the two (2) calendar years prior to the Effective Date, including evidence of payment thereof;

                  (g) Copies of the Service Contracts currently in effect on the Property;

                  (h) Copies of warranties and guaranties currently in effect with respect to the Land, the Improvements and the Personalty;

                  (i)      An inventory of the Personalty;

                  (j) Copies of the (i) Bill of Sale and Lease Agreement between Seller, as Lessor, and the City, as Lessee, dated December 1, 1983, and recorded in Book 4767, Page 433, et seq. of the Mecklenburg Public Registry (the "City Bill of Sale and Lease"), (ii) the Operating Lease, (iii) the Operating Agreement, (iv) the City of Charlotte, North Carolina Parking Facility Revenue Bonds, Series 1983 (the "Bonds"), and (v) the documents executed in connection with the foregoing, all being listed on Exhibit F attached hereto and incorporated herein (all the foregoing, other than the Bonds, being collectively called the "Bond Documents");

                  (k) Copies of the Loan Documents, the REA, the Parking Lease, the NCNB Parking Agreement, the Ground Lease, the Common Entrance Agreement, and the Ivey's Lease (as such terms are herein defined); and

                  (l) A copy of the Energy Savings  Agreement dated February 26,
         1996  between  Seller  and  EUA  Highland   Corporation   (the  "Energy
         Agreement").

         3.2      Inspections.

                  (a) Seller agrees to allow Purchaser and Purchaser's engineers, architects, employees, agents and representatives reasonable access to the Property during normal business hours during the term of this Contract. Such access shall be solely for the purposes of inspecting the physical condition of the Property and conducting non-intrusive physical or environmental inspections of the Property. PURCHASER SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE PROPERTY WITHOUT FIRST OBTAINING SELLER'S WRITTEN CONSENT, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED, AS TO THE TIMING AND SCOPE OF WORK TO BE PERFORMED.

                  (b) Purchaser agrees that, in making any physical or environmental inspections of the Property, Purchaser and all representatives of Purchaser entering onto the Property shall each carry not less than One Million Dollars ($1,000,000) commercial general liability insurance insuring all activity and conduct of Purchaser and such representatives while exercising such right of access. Purchaser represents and warrants that it carries not less than One Million Dollars ($1,000,000) commercial general liability insurance with contractual liability endorsement which insures Purchaser's indemnity obligations hereunder, and, upon request of Seller, will provide Seller with written evidence of same.

                  (c) Purchaser agrees that in exercising its right of access hereunder, Purchaser will use its (and cause its representatives to use their) best efforts not to interfere with any persons providing service at the Property. Purchaser shall give Seller reasonable prior notice of its intention to conduct any inspections, so that Seller shall have a reasonable opportunity to have a representative present during any such inspection, and Seller expressly reserves the right to have such a representative present if it shall elect to do so. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection. Purchaser also agrees to provide Seller with a copy of any written inspection report or summary upon Seller's request therefor.

                  (d) Unless Seller specifically and expressly otherwise agrees in writing, Purchaser agrees that (i) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Purchaser utilizing any information acquired in whole or in part through the exercise of Purchaser's inspection rights; and (ii) the terms and provisions of the Leases, Loan Documents, Management Agreement, and Energy Agreement, all statements and information reflecting the results of operations of the Property and/or Seller or the rental rates and income of the Property, all reports and information regarding the physical condition of the Property, including the mechanical systems thereof, and all reports and information regarding the environmental condition of the Property, furnished by Seller or its agents or representatives, except to the extent such information is filed of record or otherwise publicly available (the "Proprietary Information"), are confidential and shall not be disclosed to any other person except for disclosures (y) to those assisting Purchaser with the acquisition, leasing, development, or sale of the Property and Purchaser's lender or prospective lender, if any, and then only upon Purchaser making such person aware of the confidentiality restriction, and
(z) required by judicial or governmental requirements or regulations or accounting rules or regulations or other rules, regulations and requirements applicable to public companies (provided that Purchaser shall obtain Seller's prior approval as to the content of any press releases which Purchaser is obligated to make in connection with the sale contemplated hereby due to its status as a public company, which approval shall not be unreasonably withheld). Purchaser agrees not to use or allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation, financing, leasing, development or sale of the Property post-Closing, provided that no person or entity shall be entitled to rely thereon other than Purchaser (and then only to the extent expressly provided herein). Further, if the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser agrees to return to Seller, or cause to be returned to Seller, all Proprietary Information received from Seller. Notwithstanding any other term of this Contract, the provisions of this Section 3.2(d) and Section 9.2 hereof shall survive Closing or the termination of this Contract.

                  (e) Purchaser shall, at its sole cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any inspections conducted by or on behalf of Purchaser. All inspections shall be conducted at Purchaser's sole cost and expense and in strict accordance with all requirements of applicable law. This
Section 3.2(e) shall survive termination of this Contract.

                  (f) Except as otherwise represented in Section 5.2 below, (i) Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Purchaser in connection with Purchaser's inspection of the Property, including the Delivered Documents (e.g., that such materials are complete, accurate or the final version thereof, or that such materials are all of such materials as are in Seller's possession); and (ii) such materials are provided only for Purchaser's convenience in making its own examination and determination prior to the termination of the Inspection Period as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with Purchaser's inspection other than to the extent Seller has made representations with respect thereto pursuant to Section 5.2 below, and Purchaser agrees that it shall otherwise rely solely on its own independently developed or verified information.

                  (g) PURCHASER AGREES (WHICH AGREEMENT SHALL SURVIVE CLOSING OR TERMINATION OF THIS CONTRACT) TO INDEMNIFY, DEFEND, AND HOLD SELLER AND THE
PARTNERS IN SELLER AND SELLER'S AND SUCH PARTNERS' RESPECTIVE PARTNERS, VENTURERS, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS AND REPRESENTATIVES FREE AND HARMLESS FROM ANY LOSS, INJURY, DAMAGE, CLAIM, LIEN, COST OR EXPENSE, INCLUDING ATTORNEYS' FEES AND COSTS, ARISING FROM THE EXERCISE BY PURCHASER OR ITS AGENTS OR REPRESENTATIVES OF THE RIGHT OF ACCESS UNDER THIS SECTION 3.2 (COLLECTIVELY, "PURCHASER'S INDEMNITY OBLIGATIONS"). THIS SECTION 3.2(g) SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS CONTRACT.

         3.3 Inspection Period. Purchaser's obligations under this Contract shall be conditioned upon the satisfactory completion of its inspections of the Property. Purchaser shall have until 5:00 p.m., C.D.T. time, on the forty-fifth
(45th) day following the Effective Date (the "Inspection Period") to make such inspections, at its expense, and to approve the results thereof. If the results of the inspections are unsatisfactory to Purchaser, or if the Property is unsatisfactory to Purchaser for any reason whatsoever in Purchaser's sole discretion, Purchaser, at its election, may terminate this Contract by giving written notice thereof to Seller at any time prior to the end of the Inspection Period, whereupon this Contract shall terminate, Purchaser shall be entitled to obtain prompt return of the Earnest Money Deposit, and neither party shall have any further obligations hereunder except Purchaser's Indemnity Obligations under
Section 3.2(g) hereof and the indemnity obligations under Section 9.2 hereof. If Purchaser fails to give written notice of termination to Seller within such Inspection Period, then Purchaser shall be deemed to have waived the right to terminate this Contract pursuant to this Section 3.3.

         3.4 "As-Is" Purchase. Except as otherwise expressly provided in this Contract, (a) the Property is being sold in an "AS IS, WHERE IS" condition and "WITH ALL FAULTS" as of the date of this Contract and of Closing, and (b) no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to (i) the
condition or state of repair of the  Property;  (ii) the compliance  or   non-
compliance of the Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of the Property; (iv) any other fact or condition which has or might affect the Property or the condition, state of repair, compliance, value, expense of operation or income potential of the Property or any portion thereof; or (v) whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Contract and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Contract has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for full investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Contract or the Exhibits annexed hereto. To the extent that Seller has provided to Purchaser any inspection, engineering or environmental reports (including reports concerning asbestos or harmful or toxic substances), or any other materials, information or data in connection with Purchaser's inspection of the Property, Seller makes no representations or warranties (except as expressly provided in Section 5.2 below) with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports, materials, information and data. Purchaser acknowledges that any such reports, materials, information and data made available to Purchaser are made available as a convenience and an accommodation only, and that Seller has requested Purchaser to inspect fully the Property and investigate all matters relevant thereto and to rely solely upon the results of Purchaser's own inspections or other information obtained or otherwise available to Purchaser, rather than any information that may have been provided by Seller to Purchaser, other than as expressly provided in this Contract.

         3.5 Waiver of Environmental Claims. Purchaser waives and releases Seller from any present or future claims (other than the Excluded Claims, defined below and claims under Section 5.2 hereof) arising from or relating to the presence or alleged presence of asbestos or harmful or toxic substances in, on, under or about the Property including, without limitation, any claims under or on account of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder;
(b) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind; or (c) this Contract or the common law. As used herein, the term "Excluded Claims" shall mean any claims of the type set forth in the foregoing sentence (i) which are hereafter asserted against Purchaser by any person other than an affiliate of Purchaser, (ii) seeking recompense for injury or damage to person or property or for remediation or clean-up, (iii) as a result of the presence of, or exposure to, asbestos or harmful or toxic substances in, on, or under the Property, which presence exists or exposure occurs prior to Closing, and (iv) which are not in any way caused by the inspections by, or other activities of Purchaser in or around the Property prior to Closing. The terms and provisions of this Section 3.5 shall survive Closing hereunder.


                                   ARTICLE IV.

                                Survey and Title

         4.1 Survey. As soon as reasonably possible after the Effective Date, Purchaser, at its expense, shall obtain a current survey of the Land and Improvements (the "Survey") and shall provide a copy thereof to Seller.

         4.2 Title Commitment. As soon as reasonably possible after the Effective Date, Purchaser, at its expense, shall cause to be issued to Purchaser and delivered to Seller and Purchaser (i) an owner's title insurance policy commitment (the "Title Commitment") from the Title Company setting forth the status of the title to the Land, and (ii) copies of all documents referred to in the Title Commitment, including but not limited to, deeds, lien instruments, plats, reservations, restrictions and easements.

         4.3 Title and Survey Objections. If any exceptions in the Title Commitment, other than the standard printed exceptions (which shall be modified in the Title Policy as described in Section 4.4 hereof), or any matters appearing on the Survey are unacceptable to Purchaser (the "Objections"), then Purchaser shall, prior to the expiration of the Inspection Period, notify Seller in writing of such fact. Seller shall have until the date which is five (5) business days following the expiration of the Inspection Period (the "Seller's Election Period") within which to notify Purchaser in writing of such of the Objections, if any, as Seller shall satisfy or cure at Seller's expense prior to Closing, it being expressly acknowledged that, except as hereinafter provided, Seller shall have no obligation whatsoever to expend any funds, or undertake any obligations or otherwise cure any Objections to the Title Commitment or Survey or matters disclosed thereon, and Seller shall not be deemed to have any such obligation unless Seller expressly undertakes such an obligation by a written notice to or written agreement with Purchaser given or entered into on or before the expiration of Seller's Election Period; provided, however, that notwithstanding the foregoing, Seller shall be obligated to satisfy or cure at Seller's expense any such Objections (i) executed or consented to by Seller in violation of this Contract, (ii) consisting of taxes which are due and payable prior to Closing, (iii) consisting of mortgages or deeds of trust or other instruments securing the payment of money (other than the Loan Documents and Bond Documents), (iv) any mechanics' or materialmen's liens; provided that Seller shall have the right to bond against such mechanics' or materialmen's liens) and (v) consisting of judgment liens arising from the ownership or operation of the Property (collectively, the "Required Matters"). If Seller does not give written notice of its intent to satisfy or cure any such Objections prior to the expiration of Seller's Cure Period, Seller shall be deemed to have elected not to undertake to cure or satisfy such Objections (subject to Seller's obligations with respect to Required Matters). If Seller does not undertake to cure or satisfy all such Objections, then Purchaser may terminate this Contract by delivering written notice thereof to Seller on or before ten (10) business days following the expiration of Seller's Election Period, and upon such termination Purchaser shall be entitled to a prompt return of the Earnest Money Deposit as Purchaser's sole and exclusive remedy therefor. Failure of Purchaser to terminate as permitted under the preceding sentence shall be deemed approval by Purchaser of, and agreement to accept title subject to, all Objections other than the Required Matters and Objections as to which Seller shall have undertaken a written obligation to satisfy or cure (the "Waived Objections"). For the purposes of this Contract, all easements, restrictions or other conditions which are shown on the Title Commitment and/or the Survey to which Purchaser has not made Objection, all Waived Objections, the Loan Documents, the Bond Documents, the Parking Lease, the Ground Lease, and the lien for current taxes not yet due and payable are hereinafter collectively referred to as the "Permitted Exceptions."

         4.4 Title Policy. The obligation of Purchaser to consummate the transactions contemplated hereby shall be conditioned upon the willingness of the Title Company or other national title insurer reasonably acceptable to Purchaser (subject to satisfactory reserve limits) to issue, at Closing, at Purchaser's expense, an ALTA owner's title insurance policy, without special endorsements other than as set forth below, in Purchaser's favor, in the amount of the Purchase Price, insuring Purchaser's good, marketable and indefeasible fee or leasehold title to the Land and Improvements, as the case may be, subject only to the Permitted Exceptions and the standard printed exceptions and exclusions contained in such form of title policy (the "Title Policy"); provided, however:

                  (a) the exception as to restrictive covenants, if any, shall be limited to such restrictions as are Permitted Exceptions;

                  (b) the exception as to taxes shall be limited to taxes for the year of Closing not yet due and payable and subsequent years;

                  (c) any exception as to rights of parties in possession shall be limited to the rights of tenants in possession, as tenants only, under the recorded and/or unrecorded tenant leases covering the Land and/or the Improvements;

                  (d) any exception for mechanic's or materialmen's or brokers liens will be deleted;

                  (e) any exception for matters disclosed by survey or any "area or boundaries" exception will be limited, provided Purchaser obtains the current Survey, to matters depicted on the Survey which constitute Permitted Exceptions; and

                  (f) the Title Policy will contain, to the extent applicable and available, a zoning endorsement and a contiguity endorsement.

         4.5 Deed. At the Closing, Seller shall convey to Purchaser, by special warranty deed (the "Deed") in form attached hereto as Exhibit G, good, marketable, and indefeasible fee or leasehold title to the Land and the Improvements, as the case may be, free and clear of any and all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

                  (a)      The Leases;

                  (b) The lien for general real estate taxes for the calendar year during which the Closing shall occur not yet due and payable and subsequent years; and

                  (c)      The Permitted Exceptions.

         Purchaser may elect to include in the Deed an express statement of the intent of the parties that the leasehold interest under the Parking Lease shall not merge into any other interest of Purchaser with respect to the Land and the Improvements. Purchaser and Seller shall execute an assumption agreement (the "Assumption of Leasehold Obligations") in the form attached hereto as Exhibit H, to evidence Purchaser's assumption of the obligations of Seller as tenant under the Parking Lease and Operating Lease.

         4.6 Bill of Sale; Assignment of Leases; and Assignment of Management Agreement. At the Closing, Seller shall:

                  (a)  convey  to  Purchaser,  by bill of  sale  and  assignment executed by Seller and Purchaser (the "Bill of Sale") in the form attached hereto as Exhibit I, all of Seller's right, title and interest in and to all of the Personalty, Service Contracts (other than the Management Agreement), and other Intangible Property, and Purchaser shall assume Seller's obligations under the Service Contracts pursuant to the terms of the Bill of Sale, free and clear of any and all liens, security interests, encumbrances, conditions, easements, assessments and restrictions, except for the matters described in Section 4.5 hereof; provided that Purchaser shall not be obligated to assume such Service Contracts as are terminable without penalty on not more than thirty (30) days prior notice and as to which Purchaser shall have given Seller notice at least thirty-five (35) days prior to Closing of its desire to terminate same;

                  (b) convey to Purchaser, by assignment of leases executed by Seller and Purchaser (the "Assignment of Leases") in the form attached hereto as Exhibit J, all of Seller's right, title and interest in and to the Leases, free and clear of any and all liens, security interests, encumbrances, conditions, easements, assessments and restrictions, except for the matters described in Section 4.5 hereof, and Purchaser shall assume Seller's obligations under the Leases pursuant to the Assignment of Leases; and

                  (c) convey to Purchaser, by assignment of management agreement executed by Seller and Purchaser (the "Assignment of Management Agreement") in the form attached hereto as Exhibit K, all of Seller's right, title and interest in and to the Management Agreement, free and clear of any and all liens, security interests, encumbrances, conditions, easements, assessments and restrictions, except for the matters described in Section 4.5 hereof, and Purchaser shall assume Seller's obligations under the Management Agreement pursuant to the Assignment of Management Agreement.


                                   ARTICLE V.

              Covenants, Agreements, Representations and Warranties

         5.1 Seller's Covenants. Seller hereby covenants and agrees with Purchaser as follows:

                  (a) At all times from the date hereof to the Closing, Seller shall cause to be maintained in force, its existing insurance upon the Property in the same amounts as the insurance coverage on the Property on the date hereof.

                  (b) At all times from the date hereof to the Closing, Seller shall operate, maintain, repair, and manage the Property, or cause the Property to be operated, maintained, repaired and managed, in substantially the same manner as it is now operated, maintained, repaired and managed, and Seller shall use reasonable efforts to maintain and repair the physical condition of the Property in its current condition, reasonable and ordinary wear and tear and damage by fire and casualty excepted.

                  (c) Seller shall neither transfer nor remove any Personalty or fixtures from the Property subsequent to the date hereof, except for purposes of replacement thereof, in which case such replacements shall be promptly installed prior to Closing and shall be comparable in quality to the items being replaced, and except for depletions and additions in the ordinary course of business.

                  (d) "New Document" means (1) any lease, lease extension or lease modification, (2) any other document creating or consenting to an additional encumbrance upon the Land or the Improvements, and (3) any contract or agreement that will bind Purchaser after the Closing unless the same is terminable without penalty on no more than thirty (30) days notice. During the Inspection Period, Seller will notify Purchaser prior to entering into any New Document or terminating any Lease, but Purchaser shall have no approval rights with respect thereto. Seller shall not enter into any New Document or terminate any Lease after the expiration of the Inspection Period without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, that after the expiration of the Inspection Period, Purchaser may grant or withhold its consent to a Renewal of the Law Firm Lease (as such terms are defined in Section 5.4) in its sole discretion.

                  (e) Purchaser acknowledges that the Energy Agreement provides that in certain instances Seller must enter into Phase II of the Energy Agreement or be liable for the payment of a termination fee. Seller may, without the prior written consent of Purchaser, (i) elect to terminate the Energy Agreement pursuant to Section 2(b) thereof, or
         (ii) refuse to enter into Phase II of the Energy Agreement on the terms and conditions set forth in Section 2(a) of the Energy Agreement, provided that in such instance, Seller shall be obligated to pay the termination fee stipulated in Section 5(a) of the Energy Agreement. If Seller desires to enter into Phase II of the Energy Agreement pursuant to the terms of Section 2(a) thereof, Seller shall give written notice thereof to Purchaser, and Purchaser shall promptly notify Seller in writing to either (i) enter into Phase II of the Energy Agreement, or
         (ii) terminate the Energy Agreement, in which event Purchaser shall be obligated to pay the termination fee stipulated in Section 5(a) of the Energy Agreement.

                  (f) For so long as this Contract remains in effect, Seller shall not negotiate with any other prospective purchaser of the Property; provided that Seller may (i) generally respond to offers and inquiries regarding the Property, and (ii) continue its attempt to negotiate a waiver of the existing purchase option, right of first offer and/or right of first refusal in favor of the State Teachers Retirement Board of Ohio (or its nominee) with respect to the Property.

                  (g) Seller shall submit to each tenant under the Leases (each, a "Tenant"), and shall use its reasonable efforts to obtain execution by such Tenants of, estoppel certificates (the "Tenant Estoppels") in the form attached hereto as Exhibit L, or in such other form as may be required by Lender. The Tenant Estoppel to be submitted to and obtained from NCNB shall contain a statement confirming that NCNB received written notice from Seller of Seller's intent to solicit an offer to purchase the Property and that NCNB waived its opportunity to negotiate to purchase the Property from Seller by inaction following receipt of such notice. In addition, Seller will reasonably cooperate with Purchaser in connection with Purchaser's efforts to obtain estoppel letters or certificates from such other persons or entities having rights or interests in or to the Property as Purchaser shall desire to obtain or Lender may require.

         5.2 Seller's Representations. Seller hereby represents and warrants to Purchaser as follows, subject, however, to the matters disclosed on Exhibit M attached hereto and incorporated herein:

                  (a) Seller is a limited partnership duly organized and validly existing under the laws of the State of North Carolina, and, subject to obtaining the approvals described in Section 6.1 and Section 6.3, Seller has full power and authority to perform all of its obligations under this Contract and the party executing this Contract on behalf of Seller has been duly authorized and empowered to bind Seller to this Contract.

                  (b) Seller has received no written notice from any governmental authority having jurisdiction that any physical condition exists with respect to the Property which is in violation of any applicable law, ordinance or regulation, including the Americans with Disabilities Act, and which remains uncured. To Seller's knowledge, no physical condition exists with respect to the Property which is in violation of any applicable law, ordinance or regulation (specifically excluding the Americans with Disabilities Act as to which this sentence does not apply), which remains uncured.

                  (c) Seller has received no written notice of the pendency of, and to Seller's knowledge there is not pending, any litigation or proceeding affecting Seller with respect to the Property or against or affecting the Property which could reasonably have an adverse effect on Seller's title to the Property or a material adverse effect on the value or operation of the Property following Closing.

                  (d) Seller has received no written notice from any governmental authority having jurisdiction and has no knowledge of any pending or threatened Taking (as hereinafter defined) of all or any portion of the Property.

                  (e) All material agreements which comprise the Loan Documents are described on Exhibit N hereto. Seller has delivered to Purchaser complete and accurate copies of such Loan Documents. Within the 24-month period prior to the date hereof, Seller has not received written notice of any "Event of Default" (as therein defined) under the Loan Documents which has not been cured within any applicable grace or notice period, and, to Seller's knowledge, there are no existing or uncured "Events of Default" under the Loan Documents which could reasonably be expected to have a material adverse effect on the value or operation of the Property following Closing or the cure of which is likely to require the expenditure of a material amount of money.

                  (f) All material agreements which comprise the Bond Documents are described on Exhibit F hereto. Seller has delivered to Purchaser complete and accurate copies of such Bond Documents. Within the 24-month period prior to the date hereof, Seller has not received written notice of any default, event or condition which with the passage of time could become an "event of default" or "Event of Default" (as therein defined) under the Bond Documents and, to Seller's knowledge, there are no existing or uncured defaults, events or conditions which with the passage of time could become an "event of default" or "Event of Default" and which could reasonably be expected to have a material adverse effect on the value or operation of the Property following Closing or the cure of which is likely to require the expenditure of a material amount of money.

                  (g) Seller has delivered to Purchaser a complete and accurate copy of the Reciprocal Easement and Operating Agreement between WF Associates Limited Partnership and Chesapeake Hotel Limited Partnership (together with its successors or assigns under such Agreement, "Chesapeake") dated April 1, 1989 (the "REA"), and the REA has not been modified or amended and remains in full force and effect. To Seller's knowledge, (i) there are no existing or uncured defaults by Seller or Chesapeake under the REA, and (ii) Chesapeake has not asserted any defense, setoff or counterclaim with respect to its obligations under the REA.

                  (h) Seller has delivered to Purchaser a complete and accurate copy of the Ivey's Deck Lease Agreement between WF Associates Limited Partnership and Ivey's Development L.L.C. (together with its successors or assigns under such Agreement, "Ivey") dated October 10, 1994 (the "Ivey's Lease"), and the Ivey's Lease has not been modified or amended and remains in full force and effect. To Seller's knowledge, (i) there are no existing or uncured defaults by Seller or Ivey under the Ivey's Lease, and (ii) Ivey has not asserted any defense, setoff or counterclaim with respect to its obligations under the Ivey's Lease.

                  (i) Seller has delivered to Purchaser a complete and accurate copy of the Common Entrance Agreement between WF Associates Limited Partnership and Ivey's Development L.L.C. (together with its successors or assigns under such Agreement, "Developer") dated October 10, 1994 (the "Common Entrance Agreement"), and the Common Entrance Agreement has not been modified or amended and remains in full force and effect. To Seller's knowledge, (i) there are no existing or uncured defaults by Seller or Developer under the Common Entrance Agreement, and (ii) Developer has not asserted any defense, setoff or counterclaim with respect to its obligations under the Common Entrance Agreement.

                  (j) All Leases are described on Exhibit C hereto. Seller has delivered to Purchaser complete and accurate copies of the Leases. Seller is the "landlord" under the Leases and owns unencumbered legal and beneficial title to the Leases and amounts payable thereunder, subject to the Permitted Exceptions.

                  (k) Except to the extent of matters that are addressed in Tenant Estoppels which are delivered to Purchaser prior to Closing (as to which matters Seller makes no representation or warranty whatsoever):

                           (1) to Seller's knowledge, no Tenant has assigned its interest under its Lease or sublet any portion of the premises leased to such Tenant; and

                           (2) no Tenant has prepaid rent more than one month in advance.

                  (l) To Seller's knowledge, and except as set forth in the Leases, no Tenant (i) is entitled to receive any rental abatement or concession not already taken or received in connection with its tenancy, or (ii) is entitled to any tenant improvement work to be performed by landlord or tenant finish allowance to be paid by landlord which has not yet been performed or paid in connection with its tenancy.

                  (m) Seller has not given written notice to a Tenant of a default by such Tenant under its Lease which has not been cured, nor has Seller received written notice from a Tenant asserting (i) that a default by Seller exists under such Tenant's Lease which remains uncured, or (ii) any defense, setoff or counterclaim with respect to such Tenant's tenancy or its obligations to pay rent, additional rent or other charges under its Lease;

                  (n) Except as set forth in and/or contemplated by the Management Agreement, (i) all commissions for which Seller is obligated and which are payable under, relating to or as a result of the Leases have been cashed-out and paid in full by Seller or its predecessor(s) in title to the Property, and (ii) no further commissions for which Seller or its successor(s) in title to the Property is obligated shall be due or payable as a result of any Lease or as a result of the exercise by a Tenant of any right or option granted therein.

                  (o) No  Tenant,  other  than  NCNB,  has any  right or  option
         (including any right of first refusal or right of first offer) to purchase all or any part of the Property or any interest therein. Seller has notified NCNB in writing of Seller's intent to place the Property on the open market for the purpose of soliciting an offer to purchase the Property, and NCNB did not exercise its opportunity to negotiate with Seller for the purchase of the Property during the time period specified in its Lease.

                  (p) All Service Contracts are described on Exhibit D hereto. Seller has delivered to Purchaser complete and accurate copies of the Service Contracts. To Seller's knowledge, (i) such Service Contracts are in full force and effect, (ii) Seller has paid all material amounts currently payable thereunder, and (iii) there are no existing or uncured material defaults by Seller or the other party(ies) thereto.

                  (q) Seller has delivered to Purchaser complete and accurate copies of the audited financial statements for Seller for the years 1993, 1994, and 1995. To Seller's knowledge, such financial statements present fairly the financial condition of Seller in all material respects.

                  (r) Seller has no employees (however, the Management Company does have employees about whose status and employment arrangements Seller makes no representation or warranty).

                  (s) To Seller's knowledge, and except as disclosed in the Delivered Documents (including, without limitation, the Report of Limited Asbestos Survey to Identify Asbestos-Containing Materials dated June 28, 1991, and the Report of Preliminary Environmental Site Assessment dated June 27, 1991, both prepared by Law Engineering for the benefit of Trammell Crow Ventures), (i) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss. 6901, et seq., and the rules and regulations promulgated pursuant to such acts, nor any other pollutants, toxic materials or contaminants regulated under such acts or any similar state or local laws, are present or stored in, on or under the Property (other than cleaning fluids, solvents, paint, and other chemicals and supplies commonly used in the operation and maintenance of properties similar to the Property), (ii) during Seller's ownership of the Property, no such hazardous substances have been discharged or released from, or generated or treated on, the Property, (iii) no asbestos or asbestos-containing materials are present on the Property or incorporated in the Improvements (other than in de minimis amounts in non-friable applications common in properties such as the Property), and (iv) no underground storage tanks are located in or under the Property.

Whenever a representation or warranty is made in this Contract on the basis of the knowledge of Seller, such representation and warranty is made with the exclusion of any facts otherwise known or disclosed to Purchaser, and is made solely on the basis of the actual, as distinguished from implied, imputed and constructive, knowledge on the date that such representation or warranty is made, without inquiry or investigation or duty of Russell Ingrum, Jeff Chavez, Tony Dona and/or Scott Raskin, the officers or representatives of Seller having responsibility for the management and sale of the Property, after inquiry of Seller's managing agent for the Property and Seller's leasing agent for the Property and any project engineer for the Property, but without attribution to such individuals of facts and matters otherwise within the personal knowledge of any other officers or employees of Seller or third parties, including but not limited to tenants and property managers of the Property. Whenever a representation or warranty is made in this Contract on the basis that Seller has not received notice of a given matter, such representation and warranty is made with the exclusion of any facts otherwise known or disclosed to Purchaser, and is made solely on the basis of whether Russell Ingrum, Jeff Chavez, Tony Dona and/or Scott Raskin, the officers or representatives of Seller having responsibility for the management and sale of the Property, have actual knowledge of the receipt of any such notice by Seller or any of its officers or representatives, as distinguished from implied, imputed or constructive notice or knowledge of the matter as of the date that such representation or warranty is made, after inquiry of Seller's managing agent for the Property and Seller's leasing agent for the Property and any project engineer for the Property, but without attribution to such individuals of notices, facts and matters otherwise within the personal knowledge of any other officers or employees of Seller or third parties, including but not limited to tenants and property managers of the Property. If, at any time prior to Closing, Seller shall receive written notice or shall acquire knowledge of any material error or omission in any of the foregoing representations and warranties, or shall receive written notice of any change or circumstances which causes any of the foregoing representations to be untrue, Seller shall promptly notify Purchaser of such occurrence.

If at any time prior to Closing Seller learns or has reason to believe that any of the aforesaid representations and warranties is no longer true or valid and will not be true and valid on the Closing Date, Seller shall notify Purchaser in writing and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid. If at any time prior to Closing Purchaser learns or has reason to believe that any of the aforesaid representations and warranties is no longer true or valid, Purchaser shall notify Seller in writing and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid. Within thirty (30) days of receiving such notice or of learning that any such representation or warranty is no longer true or valid, but in any case prior to Closing, Purchaser shall exercise the option to either (i) waive the situation and proceed to Closing; or (ii) terminate this Contract and receive the Earnest Money Deposit, and thereafter neither party shall have any further rights or obligations hereunder, except Purchaser's Indemnity Obligations and the indemnity obligations under Section 9.2 hereof; provided, however, that if Seller knowingly and intentionally causes any such representation or warranty to be untrue or invalid, Purchaser may elect to (x) treat same as a failure by Seller to perform its obligations hereunder and avail itself of the remedies afforded under Section 10.2(a)(1) hereof, subject to Seller's right to cure as provided in said Section 10.2(a)(1); or (y) seek specific performance of such representation or warranty under Section 10.2(a)(2).

         5.3 Purchaser's Representations. Purchaser represents and warrants to Seller as follows:

                  (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is authorized to do business in the State of North Carolina, has duly authorized (subject to Section 6.2 hereof) the execution and performance of this Contract, and such execution and performance will not violate any material term of its articles of incorporation or bylaws.

                  (b) Purchaser is acting as principal in this transaction with authority to close the transaction.

                  (c) No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

                  (d) Unless otherwise disclosed to Seller in writing, neither Purchaser nor any affiliate of or principal in Purchaser is other than a citizen of, or partnership, corporation or other form of legal person domesticated in, the United States of America.

                  (e) Purchaser will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and covered under Title I, Part 4 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations hereunder, including the acquisition of the Property. Purchaser shall not assign its interest hereunder to any person or entity which does not expressly make this covenant and warranty for the benefit of Seller.

         5.4 Contingent Purchase Price. The existing Lease with Robinson, Bradshaw & Hinson, P.A. (the "Law Firm") expires by its terms on September 30, 1997. Prior to Closing, Seller shall use commercially reasonable efforts to obtain a renewal, extension and expansion of the Lease with the Law Firm (the "Law Firm Lease"), which renewal, extension and expansion (the "Renewal") shall be subject to Purchaser's approval after the expiration of the Inspection Period, as provided in Section 5.1(d). If Seller does not secure the Renewal prior to Closing, Purchaser shall use its commercially reasonable efforts to obtain such Renewal throughout the remainder of the term of the Law Firm Lease. Seller and Purchaser have estimated that Purchaser will incur a loss of $1,300,000.00 if the Law Firm does not renew the Law Firm Lease and have agreed to share equally the risk and reward associated with such Renewal, as hereinafter set forth:

                  (a) Purchaser has agreed to deposit the Contingent Purchase Price with Title Company as provided in Section 2.2(c).

                  (b) If the Law Firm executes the Renewal on terms which, in the aggregate, are at least equivalent to a renewal on the following assumptions (the "Renewal Assumptions"), the Title Company shall promptly pay the Contingent Purchase Price to Seller:





================================================================================
                                              Expansion Space   Expansion Space
                             Existing Space      Base Term       Extended Term
--------------------------------------------------------------------------------
Square Footage:                 57,229             7,863             7,863
--------------------------------------------------------------------------------
Net Rental Rate (psf):          $12.12            $13.24            $14.46*
--------------------------------------------------------------------------------
Tenant Improve-ments
(psf):                          $10.00            $1.00             $13.60**
--------------------------------------------------------------------------------
Commissions (psf):              $3.35             $2.06             $4.19**
--------------------------------------------------------------------------------
Term:                       7 years, through  6 years, through 6/1/02 to 9/30/04
                            9/30/04           5/31/02
--------------------------------------------------------------------------------
Commencement Date:             10/1/97            6/1/96             6/1/02
--------------------------------------------------------------------------------
Annual Renewal              2% at                  none               none
Escalations:                beginning of
                            years 2 and 3;
                            1.5% thereafter
================================================================================



* Includes an assumption that no rent is payable for the period from 6/1/02 through 11/30/02 for Expansion Space.

**       Includes  an  assumption  that  tenant   improvement  costs  (psf)  and
         commissions (psf) for the period from 6/1/02 through 9/30/04 are amortized on a straight-line basis over a period of 60 months.


         In addition, Purchaser shall pay to Seller, as additional consideration for the sale of the Property, an amount equal to fifty percent (50%) of the amount by which the cash flow value of the Renewal and existing leases with respect to the Expansion Space exceeds the cash flow value of a renewal on the Renewal Assumptions, in each case calculated on a discounted net present value basis, using a discount rate of ten percent (10%), and discounted as of June 1, 1996 with respect to the "Expansion Space" referenced above and as of the Closing Date with respect to the "Existing Space" referenced above.

                  (c) If, prior to expiration of the Inspection Period, the Law Firm executes the Renewal on terms which are not, in the aggregate, at least equivalent to a renewal on the Renewal Assumptions, the Title Company shall promptly (i) refund to Purchaser out of the Contingent Purchase Price an amount equal to fifty percent (50%) of the amount by which the cash flow value of the Renewal is less than the cash flow value of a renewal on the Renewal Assumptions, in each case calculated on a discounted net present value basis, using a discount rate of ten percent (10%) (but the amount of such refund shall not exceed the amount of the Contingent Purchase Price); and (ii) pay to Seller the balance of the Contingent Purchase Price, if any. If, after expiration of the Inspection Period, the Law Firm executes the Renewal on terms which are not, in the aggregate, at least equivalent to a renewal on the Renewal Assumptions, the Title Company shall promptly pay the Contingent Purchase Price to Seller.

                  (d) If the Law Firm does not execute the Renewal prior to expiration of the Law Firm Lease, then the Title Company shall promptly refund the Contingent Purchase Price to Purchaser.

                  (e) Seller and Purchaser agree to jointly instruct the Title Company in writing as to the amounts and payee(s) of any disbursements to be made from time to time under this Section 5.4. The provisions of this Section 5.4 shall survive the Closing hereunder, but shall terminate at such time as all of the Contingent Purchase Price shall have been paid and/or refunded by the Title Company upon the terms set forth in this Section 5.4.

         5.5      Assumption of Loan; Alternate Financing Election.

                  (a) At Purchaser's option and request, Seller shall use reasonable efforts to obtain from Lender, (1) consent to the transfer of the Property by Seller to Purchaser, (2) consent to Purchaser's assumption of the obligations of Seller first arising after the Closing Date under the documents evidencing, governing and securing the Loan (the "Loan Documents"), subject to any non-recourse provisions contained in the Loan Documents, and (3) release of Seller from any obligations under the Loan Documents arising or accruing after the Closing Date, such consents and release to be evidenced by an agreement mutually acceptable to Purchaser, Seller and Lender (the "Assumption Agreement"). For purposes of this subparagraph (a), the obligations of Seller under the Unsecured Indemnity Agreement described on Exhibit N shall be deemed to arise or accrues as of the date(s) on which the event or condition giving rise to such obligations under the Unsecured Indemnity Agreement arose or occurred. Purchaser shall provide to Seller and Lender such information as shall be required to evidence that Purchaser qualifies as a permitted assignee under the Loan Documents. Purchaser acknowledges that Lender may require payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan, or approximately $520,000.00, and/or payment of or reimbursement for fees and expenses incurred by Lender in connection with the transfer of the Property (collectively, the "Transfer Fee"). Seller shall use commercially reasonable efforts to obtain a waiver or reduction of the Transfer Fee and, in any event, shall be obligated to pay up to $100,000.00 of the Transfer Fee; Purchaser shall pay any Transfer Fee in excess of $100,000.00, provided that Purchaser's share of such Transfer Fee shall in no event exceed $420,000.00.

                  (b) Notwithstanding anything in Section 5.5(a) to the contrary, in lieu of the conditions set forth in items (1), (2) and (3) above, Purchaser may elect to either (i) pay cash for the Property, or
         (ii) obtain alternate purchase money financing with respect to the Property, either from Lender or from a third party (an election under clause (i) or (ii) being called an "Alternate Financing Election"), in which case the credit against the Purchase Price referred to in Section 2.2(b) of this Contract shall be inapplicable, Seller shall cause the Loan to be paid in full at Closing, and Seller shall cause the Loan Documents to be released at Closing.

                  (c) If Purchaser elects to assume the Loan and Seller succeeds in reducing the Transfer Fee below $100,000.00, or if Purchaser elects the Alternate Financing Election and Seller can pay the Loan in full with a penalty of less than $100,000.00, then Seller shall provide to Purchaser at Closing a credit against the aggregate Purchase Price under this Contract in an amount equal to fifty percent (50%) of the amount by which the Transfer Fee or prepayment fee, as applicable, is less than $100,000.00.

                  (d) Although Purchaser may elect either of the options provided in Sections 5(a) and 5(b) above, Purchaser shall in any event be obligated to purchase the Property at Closing, subject to the other terms and provisions of this Contract.


                                   ARTICLE VI.

                                   Conditions

         6.1 Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated hereby are subject to Seller having obtained (a) on or before the date which is fourteen (14) days after the Effective Date, the written approval of Seller's Investment Committee, and (b) on or before the date which is thirty (30) days after the Effective Date, the waiver by OTR, an Ohio general partnership acting as nominee for the State Teachers Retirement Board of Ohio, of any and all rights it may have to purchase the Property pursuant to the provisions of Seller's Amended and Restated Limited Partnership Agreement. If such approval and waiver are not obtained by the applicable last date for obtaining same as provided above, then Seller may terminate this Contract by written notice to Purchaser given within one (1) day after the date specified in clause (a) or within five (5) days after the date specified in clause (b), in which event the Earnest Money Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for out-of-pocket expenses actually incurred by Purchaser to third-parties in connection with the proposed acquisition of the Property pursuant to this Contract and the proposed acquisition of the "Property" under the Other Contract prior to receipt of such termination notice, but not in excess of $50,000.00, in the aggregate.

         6.2 Conditions Precedent to Purchaser's Obligations. The obligation of Purchaser to consummate the transactions contemplated hereby are subject to the following:

                  (a) All of Seller's representations and warranties being true and correct as of the Closing Date.

                  (b) Purchaser having received, from all Tenants under Leases occupying more than 5,000 square feet of space as of the Effective Date, completed, executed Tenant Estoppels which (i) are in substantially the form of Exhibit L hereto, (ii) do not disclose any material defaults under the applicable Leases, and (iii) are dated no more than thirty (30) days prior to the Closing Date.

                  (c) Purchaser having received a completed, executed estoppel certificate from NCNB, in its capacity as Trustee for the holders of the Bonds, confirming that (i) the balance in the Bond Account is at least $1,100,000.00, (ii) the outstanding principal amount of the Bonds is not more than $1,300,000.00, (iii) Trustee has not given notice of any default, event of default, or Event of Default, and (iv) to the Trustee's knowledge, no monetary default, event of default or Event of Default exists under the Bond Documents.

If the foregoing conditions precedent are not satisfied, this Contract shall terminate, the Earnest Money Deposit shall be returned to Purchaser, and the parties shall have no further obligations hereunder except Purchaser's Indemnity Obligations under Section 3.2(g) and the indemnity obligations under Section 9.2 hereof.

         6.3 Condition Precedent to Seller's and Purchaser's Obligations. The obligations of Seller and Purchaser to consummate the transactions contemplated hereby are subject to Seller having obtained, with the cooperation of Purchaser, any and all consents, opinions and approvals required in connection with the Bonds and the Bond Documents for the transfer of the Property to Purchaser, and Purchaser's assumption of the obligations of Seller arising or accruing after the Closing Date under the Bond Documents. Purchaser shall provide to Seller and the Bond issuer and trustee the Net Worth Opinion (as hereinafter defined). If the foregoing condition precedent is not satisfied, this Contract shall terminate, the Earnest Money Deposit shall be returned to Purchaser, and the parties shall have no further obligations hereunder except Purchaser's Indemnity Obligations under Section 3.2(g) and the indemnity obligations under Section 9.2 hereof.


                                  ARTICLE VII.

                                     Closing

         7.1 Closing Date. The consummation of the purchase and sale contemplated hereby (the "Closing") shall be held at the offices of the Title Company on a date selected by Purchaser which is no later than forty-five (45) days after the expiration of the Inspection Period unless otherwise mutually agreed upon by Purchaser and Seller and except as hereafter provided. The date of the Closing is herein referred to as the "Closing Date." Purchaser shall give Seller at least five (5) days prior written notice of the Closing Date; provided that if Purchaser makes the Alternate Financing Election, the Closing Date shall in no event be sooner than August 1, 1996; and provided further that if Purchaser fails to give such notice, the Closing Date will be deemed to be the last day for such Closing, as provided above.

         7.2      Closing.

                  (a) At the Closing, Seller shall deliver or cause to be delivered each of the following items to Purchaser (items (1) - (5) being called the "Closing Documents"):

                           (1) The duly executed and acknowledged Deed, conveying the Land and the Improvements to Purchaser, and the duly executed and acknowledged Assumption of Leasehold Obligations, as provided in Section 4.5;

                           (2) The duly executed and acknowledged  Bill of Sale,
                  conveying the Personalty, Service Contracts (other than the Management Agreement), and other Intangible Property to Purchaser, the duly executed and acknowledged Assignment of Leases, conveying the Leases to Purchaser, and the duly executed and acknowledged Assignment of Management Agreement, conveying the Management Agreement to Purchaser, all as provided in Section 4.6;

                           (3)      The duly executed Escrow Agreement;

                           (4)      The duly executed Assumption Agreement;

                           (5) A duly executed assignment and assumption agreement concerning the Bond Documents in the form customarily used by Bond trustee and Bond issuer (the "Bond Assumption");

                           (6) A duly executed tenant notice letter in a form reasonably satisfactory to Seller and Purchaser;

                           (7) All master  keys in  Seller's  or the  Management
                  Company's possession to all locks on the Property, the original copies of all Leases and Service Contracts which are in Seller's or the Management Company's possession, and all other documents in the possession of Seller or the Management Company pertaining to the Leases and Service Contracts;

                           (8) An executed affidavit that Seller is not a foreign entity in accordance with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended; and

                           (9)      The Tenant Estoppels;

                           (10) Evidence acceptable to the Title Company authorizing consummation by Seller of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller; and

                           (11) Such  other  documents  as are  customarily  and
                  reasonably required by the Title Company, including an owner's affidavit and a settlement statement.

                  (b) At the Closing, Purchaser shall deliver or cause to be delivered each of the following items to Seller:

                           (1) The Purchase Price for the Property required to be paid in accordance with Section 2.2;

                           (2) Evidence acceptable to the Title Company and Seller authorizing consummation by Purchaser of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Purchaser;

                           (3)      The duly executed and acknowledged
                  Assumption of Leasehold Obligations described in Section 7.2
                  (a)(1);

                           (4) The duly executed and acknowledged  Bill of Sale,
                  the duly executed and acknowledged Assignment of Leases, and the duly executed and acknowledged Assignment of Management Agreement described in Section 7.2(a)(2);

                           (5) The duly executed Escrow Agreement described in Section 7.2(a)(3);

                           (6) The duly executed Assumption Agreement described in Section 7.2(a)(4);

                           (7) The duly executed Bond Assumption described in Section 7.2(a)(5);

                           (8) The duly executed tenant notice letter described in Section 7.2(a)(6);

                           (9) An  opinion  of a  management  consultant  to the
                  effect that the net worth of Purchaser will not be less than the net worth of the Seller as of the Closing Date (the "Net Worth Opinion"); and

                           (10) Such other documents as are customarily and reasonably required by the Title Company, including a settlement statement.

         7.3      Closing Prorations and Costs.

         The items in subparagraphs (a)-(h) and (j) of this Section 7.3 shall be apportioned or prorated between Seller and Purchaser as of 11:59 p.m., Charlotte, North Carolina time, on the day preceding the Closing Date:

                  (a) Taxes and Assessments. General real estate taxes and assessments imposed by governmental authority ("Taxes") and any assessments by private covenant constituting a lien or charge on the Property for the then current calendar year or other current tax period not yet due and payable. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates and based upon one hundred five percent (105%) of the tax bill for the previous calendar year or other applicable tax period (the "Estimated Tax Amount"). All prorations shall be based upon a fraction determined by dividing the number of days elapsed through the date of Closing by 365.

                  (b) Collected Rent. All collected rent and other income under the Leases in effect at the Closing, but excluding payments that may constitute rent but are provided for in other subparagraphs of this
         Section 7.3. Seller shall be charged with any rentals collected by Seller before Closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. If Purchaser collects any delinquencies after Closing, Purchaser shall apply such rent to the obligations owing Purchaser for its period of ownership and to the reasonable costs of collection, remitting the balance, if any, to Seller. Purchaser shall bill and attempt to collect such delinquent rent in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any delinquencies. Seller shall have the right to seek by legal action or otherwise collect any rents delinquent for any period prior to the Closing, but only with respect to Tenants which have vacated the premises under their Leases.

                  (c) Utilities. To the extent such expenses are the obligation of Seller and not of Tenants under the Leases, utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items. Seller shall pay at Closing the bills therefor for the period to and including the Closing, and Purchaser shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller's portion and will pay the entire bill prior to delinquency after Closing and Purchaser shall be charged its portion of such payment at Closing. No proration shall be made for utility expenses that are separately metered to and paid directly by tenants and for which Seller has no obligation to pay.

                  (d) Fees and Charges under Service Contracts. To the extent such expenses are the obligation of Seller and not of Tenants under the Leases, fees and charges under such of the Service Contracts as are being assigned to and assumed by Purchaser at the Closing, on the basis of the periods to which such Service Contracts relate. Purchaser agrees to perform and shall assume and indemnify and hold harmless Seller from all liabilities of Seller under the Service Contracts which accrue after the Closing Date. Seller shall indemnify and hold harmless Purchaser from all obligations of Seller under the Service Contracts which accrue prior to the Closing Date and which are not discharged by Seller.

                  (e) CAM Charges. Where the Leases contain Tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature ("CAM Charges"), and where Seller shall have collected any portion thereof in excess of amounts incurred by Seller for such items for the period prior to the Closing Date, then there shall be an adjustment and credit given to Purchaser on the Closing Date for such excess amounts collected. Purchaser shall apply all such excess amounts to the charges owed by Purchaser for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit tenants with any remainder. If it is determined at any time after Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Purchaser at Closing, then Seller shall promptly pay to Purchaser the deficiency. If it is determined after Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by less than the amount previously credited to Purchaser at Closing, then Purchaser shall promptly pay to Seller the deficiency. Also, if it is determined after Closing that the amount collected during Seller's ownership period is less than the expenses incurred during the same period, then Purchaser shall promptly pay to Seller the deficiency, but only to the extent such deficiency is actually collected by Purchaser from the tenants under the Leases.

                  (f) Loan Amounts. Unless Purchaser makes the Alternate Financing Election, Purchaser and Seller shall prorate at Closing all accrued by unpaid interest owing on the Loan, such proration to be calculated based upon the actual number of days in the month of the Closing.

                  (g) Bonds and Bond Account. Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to the amount by which (y) the principal balance of the Bonds is greater than the Assumed Bond Principal Balance, and/or (ii) the balance of the Bond Account is less than the Assumed Bond Account Balance. Purchaser shall pay to Seller the amount (but not in excess of $75,000.00) by which (i) the principal balance of the Bonds is less than the Assumed Bond Principal Balance, and/or (ii) the balance of the Bond Account exceeds the Assumed Bond Account Balance; provided, however, that if the balance of the Bond Account exceeds the Assumed Bond Account Balance, Seller shall use its commercially reasonable efforts on or before Closing, subject to the provisions of the Bond Documents, to cause the balance of the Bond Account to be reduced (by withdrawal, application to debt or otherwise) by an amount reasonably estimated by Seller so that the balance of the Bond Account as of the Closing Date will be equal to the Assumed Bond Account Balance, subject to Purchaser's right to receive a credit as hereinabove provided to the extent of a reduction below the Assumed Bond Account Balance.

                  (h) Fees and Charges under Underlying Leases. Amounts owing under the Parking Lease and Operating Lease, on the basis of the periods to which the Parking Lease and Operating Lease relate. Purchaser agrees to perform and shall assume and indemnify and hold harmless Seller from all liabilities of Seller under the Parking Lease and Operating Lease which accrue after the Closing Date. Seller shall indemnify and hold harmless Purchaser from all obligations of Seller under the Parking Lease and Operating Lease which accrue prior to the Closing Date and which are not discharged by Seller.

                  (i) Title Costs. Purchaser shall pay the cost of the Title Policy and any cancellation charge(s) imposed by any title company in the event a title insurance policy is not issued.

                  (j) Other Expenses. All other expenses related to the ownership or operation of the Property shall be prorated in the manner customary in Charlotte, North Carolina.

                 (k) Costs. Each party shall pay one-half (1/2) of any escrow fees charged by the Title Company. Seller shall be responsible for all state, county, municipal and other real estate transfer, stamp or documentary taxes. Each party shall pay all of the fees and expenses of its own counsel in entering into and consummating the transactions described in this Contract. The Transfer Fee shall be paid by Seller and/or Purchaser as provided in Section 5.5(a), unless Purchaser makes the Alternate Financing Election (in which event Purchaser shall receive a credit against the Purchase Price to the extent, if any, provided under Section 5.5(c)). Except as otherwise expressly provided in this Contract, all other Closing costs, including, without limitation, recording and escrow fees, shall be assessed to the respective parties as is customary in the purchase of improved real property in Mecklenburg County, North Carolina as of the Closing Date.

                  (l) Security Deposits. Seller shall retain all Tenant security deposits under the Leases and Purchaser shall receive a credit at Closing against the Purchase Price equal to the sum of all such deposits paid by Tenants under the Leases and not theretofore applied to delinquent rent and/or other charges. Purchaser agrees to perform and shall assume and indemnify and hold harmless Seller from all liabilities of the landlord under the Leases which accrue after the Closing Date, including those to Tenants for refunds of Tenant security deposits required to be made subsequent to the Closing Date, provided Purchaser shall have received a credit for such security deposits as provided above. Seller shall indemnify and hold harmless Purchaser from all obligations of the landlord under the Leases which accrue prior to the Closing Date and which are not discharged by Seller or assumed by Purchaser hereunder.

                  (m) Possession. At the Closing, possession of the Property shall be delivered to Purchaser, subject only to the rights of tenants in possession under the Leases, and the Permitted Exceptions.

         7.4      Closing Estimates and Final Adjustments.

                  (a) In connection with the Closing, Seller agrees to prepare or cause its representatives or accountants to prepare a schedule of tentative adjustments required by Section 7.3 and to endeavor to provide such schedule to Purchaser not less than two (2) days (excluding Saturdays, Sundays and holidays) prior to the Closing Date for review and approval by Purchaser and its representatives or accountants. Seller will provide to Purchaser and its representatives and accountants reasonable access during normal business hours to the personnel and accounting and other records of Seller to the extent necessary to review the information contained in such schedule of tentative adjustments. Such adjustments, if and to the extent known or estimated and agreed upon as of such Closing Date, shall be paid by Purchaser to the Seller (if the prorations result in a net credit to Seller), or by the Seller to Purchaser (if the prorations result in a net credit to Purchaser), by adjusting the Purchase Price payable on the Closing Date.

                  (b) Any such adjustments not finally determined or agreed upon as of such Closing Date shall be paid by Purchaser to Seller, or by Seller to Purchaser, as the case may be, from time to time in cash as soon as practicable following the receipt or determination of the information necessary to make the adjustments after the Closing Date.

                  (c) Without limiting the generality of subparagraph (b) above, after year-end (or other applicable period) adjustments with tenants under Leases for Taxes, assessments, maintenance charges, and operating expenses, Purchaser shall prepare and present to Seller a calculation of the re-proration of Taxes, assessments, CAM Charges, and those operating expenses to which the CAM Charges relate, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser's calculation.

                  (d) Without limiting the generality of subparagraph (b) above, if Taxes are prorated based upon an Estimated Tax Amount and the Taxes payable during the tax year in which Closing occurs are thereafter determined to be more or less than the Estimated Tax Amount (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser shall adjust the proration of Taxes, and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment within thirty (30) days after the determination thereof.

                  (e) For a period of twelve (12) months following the Closing Date, Purchaser and Purchaser's successors and assigns shall make available to Seller, and Seller shall make available to Purchaser and Purchaser's successors and permitted assigns, and their respective employees, agents and representatives all books and records maintained with respect to the Property which relate to any of the items to be prorated or allocated under this Contract in connection with such Closing, which books and records shall be made available for inspection and copying upon reasonable notice during ordinary business hours. Any such inspection shall be at reasonable intervals and at the inspecting party's sole cost and expense.



                                  ARTICLE VIII.

                            Casualty and Condemnation

         8.1 Casualty. If the Property and/or the "Property" described in the Other Contract (as hereinafter defined) is damaged by fire or any other casualty whatsoever, and if:

                  (a) the cost of repair for such fire or other casualty is reasonably estimated by Seller to be in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), then Purchaser may, at Purchaser's option, terminate this Contract by written notice delivered to Seller within twenty (20) days after Purchaser receives notice of such casualty; or

                  (b) as a result of such fire or other casualty, NCNB (as to either of its two largest Leases), Law Firm, or Ernst & Young is entitled to terminate its Lease pursuant to, and in accordance with, a right granted under such Lease, and if (i) any such Tenant actually elects to terminate its Lease, then Purchaser may, at Purchaser's option, elect to terminate this Contract by written notice delivered to Seller within five (5) business days after Purchaser receives notice of such termination, or (ii) any such Tenant shall not have waived (either by notice or inaction) such right to terminate by the Closing Date, then Purchaser may, at Purchaser's option, elect to terminate this Contract by written notice delivered to Seller on the Closing Date.

Upon delivery of any such termination notice, Purchaser shall be entitled to a prompt return of the Earnest Money Deposit. In all other events, if a portion of the Property and/or the "Property" described in the Other Contract is damaged by fire or any other cause whatsoever, this Contract shall continue in full force and effect and Seller, at its election, shall either repair such damage in full before the Closing or at Closing Seller shall assign to Purchaser all of Seller's right, title, claims and proceeds under insurance policies covering the damaged premises and shall pay to Purchaser at Closing a sum equal to the amount of any deductible under its insurance policies. Notwithstanding the foregoing, if the Property and/or the "Property" described in the Other Contract is damaged before Closing by an uninsured casualty or Lender requires the application of insurance proceeds, in lieu of making such proceeds available for restoration pursuant to the provisions of the Loan Documents, to the reduction of the Loan, then Purchaser may terminate this Contract unless either (a) such casualty is repaired in full by Seller, at no cost to Purchaser, prior to Closing, or (b) Seller provides to Purchaser at Closing a credit against the Purchase Price in an amount equal to the cost to repair such casualty as reasonably estimated by Seller in good faith.

         8.2 Condemnation. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation or sale in lieu thereof (a "Taking") which Taking will, in the reasonable judgment of Purchaser, materially impair the continued use and operation of the Property as it is currently being used and operated, Purchaser may, by written notice to Seller given within thirty (30) days after Purchaser receives notice of such Taking, elect to cancel this Contract. If Purchaser elects to cancel this Contract in accordance with this Section 8.2, then the Earnest Money Deposit shall be returned promptly to Purchaser by Title Company, and the parties shall have no further obligations hereunder other than Purchaser's Indemnity Obligations under Section 3.2(g) and the indemnity obligations under
Section 9.2 hereof. If Purchaser does not elect to cancel this Contract in accordance with this Section 8.2, this Contract shall remain in full force and effect and the sale of the Property contemplated by this Contract, less the portion of the Property subject to the Taking (if transfer of title shall have theretofore occurred), shall be effected (a) without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such Taking; or (b) if Lender shall have applied the condemnation proceeds to the reduction of the Loan, Seller should provide to Purchaser at Closing a credit against the Purchase Price in an amount equal to the proceeds so applied. After the expiration of the Inspection Period, provided Purchaser shall not have elected to terminate this Contract as hereinabove provided, (i) Purchaser shall be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment in connection with the Taking without obtaining Purchaser's prior written consent thereto.


                                   ARTICLE IX.

                             Real Estate Commissions

         9.1 Brokers' Commissions. Purchaser represents to Seller that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with this Contract or the sale of the Property. Seller represents to Purchaser that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with this Contract or the sale of the Property other than Trammell Crow Realty Advisors and CB Commercial. Seller shall pay any and all commissions or fees charged by Trammell Crow Realty Advisors and CB Commercial in connection with the purchase of the Property.

         9.2 Indemnity. Purchaser and Seller shall indemnify and hereby agree to hold the other party harmless from any brokerage or finder's fee or commission claimed by any person claiming by, through or under the indemnifying party for or on account of this Contract or the transactions contemplated hereby. The terms and provisions of this Section shall survive closing hereunder and any termination of this Contract.


                                   ARTICLE X.

                            Termination and Remedies

         10.1 Seller's Remedies. If Purchaser fails at any time to perform the covenants and agreements contained herein which are to be performed by Purchaser, and if such failure continues for ten (10) days after written notice from Seller to Purchaser specifying such default (provided that no such notice shall be required if Purchaser shall fail to perform its obligations at Closing), then Seller shall be entitled to receive and retain the Earnest Money Deposit as liquidated damages, together with any sums owed by Purchaser pursuant to Section 3.2(g). If Purchaser rightfully terminates this Contract pursuant to any provision hereof expressly permitting it to do so (other than a default by Seller which shall be governed by Section 10.2 hereof), the Earnest Money Deposit shall be returned to Purchaser, and neither party shall have any further obligations or liabilities, one to the other, hereunder, except for the indemnities contained in Sections 3.2 and 9.2, which shall survive any such termination.

         10.2     Purchaser's Remedies.  If:

                  (a) Seller fails at any time to perform its obligations hereunder, which failure is not cured within ten (10) days after written notice from Purchaser to Seller specifying such failure (provided that no such notice shall be required if Seller shall fail to perform the obligations to be performed by Seller at Closing), and which failure is discovered by Purchaser or disclosed by Seller to Purchaser prior to Closing, Purchaser may, as its sole and exclusive remedy, either:

                           (1) terminate this Contract and receive a return of the Earnest Money Deposit; provided, however, that if Seller knowingly and intentionally (i) breaches any covenant under
                  Section 5.1, (ii) breaches any covenant which is to be performed by Seller at Closing, or (iii) causes any representation or warranty under Section 5.2 to be untrue or invalid, Purchaser also shall be entitled to seek actual damages from Seller up to a maximum of $971,000.00; or

                           (2) pursue  specific  performance  of this  Contract;
                  provided that no such action in specific performance shall require Seller to change the condition of the Property, expend money to cure any Title Commitment or Survey Objection or other matter (other than the Required Matters and Objections as to which Seller shall have undertaken a written obligation to satisfy or cure), cure any breach of a representation or warranty, or obtain any permit, Tenant Estoppel, consent, or approval with respect to the Property or Seller's conveyance of the Property; provided further that if Seller shall have knowingly and intentionally done anything to make impossible or defeat the remedy of specific performance, Purchaser shall be entitled to seek actual damages from Seller, subject, however, to the following:

                                    (x)     Seller's total liability for actual
                           damages under this subparagraph (a)(2) shall in no event exceed $3,884,000.00; and

                                    (y) Seller's  liability  for actual  damages
                           under this subparagraph (a)(2) shall terminate if Purchaser fails to file a lawsuit asserting said claim or cause of action in a court of competent jurisdiction on or before the date which is twelve
                           (12) months after the scheduled Closing Date;

                  (b) Seller provides Purchaser with notice or Purchaser learns that a representation or warranty is no longer true or valid in accordance with Section 5.2, Purchaser shall be limited solely and exclusively to the remedies set forth in Section 5.2; or

                  (c) Purchaser first discovers after Closing that a representation or warranty was not true and correct at Closing or that Seller otherwise failed to perform its obligations under this Contract, Purchaser shall elect, as its sole and exclusive remedy, to seek actual damages from Seller; provided that Seller's total liability for actual damages under this Contract shall in no event exceed $9,710,000.00.

Purchaser waives all other remedies (including the right to recover actual damages, except as herein expressly provided, consequential damages, and/or punitive damages) arising from Seller's breach of this Contract.

         10.3 Liquidated Damages. Seller and Purchaser hereby acknowledge and agree they have included provisions for payment of liquidated damages in this Contract, because, in the event of a breach by Purchaser, the actual damages incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein, and because the actual amount of such damages would be difficult if not impossible to accurately measure.



                                   ARTICLE XI.

                             Assignment of Contract

         11.1 Assignment. Purchaser shall not assign its rights or delegate its duties under this Contract without the prior written consent of Seller; provided that Seller's consent shall not be required in connection with an assignment to a U.S. domestic entity in which Purchaser has at least a fifty percent (50%) ownership interest and which satisfies the assignment and assumption conditions of the Loan Documents and the Bond Documents.


                                  ARTICLE XII.

                                  Miscellaneous

         12.1 Entire Agreement. This Contract embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties. Seller makes no representations, warranties or agreements with respect to Property except as set forth in this Contract.

         12.2 Survival. All representations, warranties, covenants and agreements of Purchaser and Seller contained in this Contract shall merge into the documents executed at Closing and shall not survive the Closing; provided, however, the provisions of (i) Sections 7.3 and 7.4 which contemplate performance of obligations after the Closing shall survive the Closing for a period of one (1) year following the Closing, (ii) Section 5.2 shall survive for a period of twelve (12) months as contemplated by Section 10.2, and (iii) Sections 3.2(d), 3.2(f), 3.2(g), 3.4, 3.5, 5.4 and 9.2 and the provisions of
Article XII shall survive forever without limitation.

         12.3     Time of Essence.  Time is of the essence in this Contract.

         12.4 Notices. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered (a) when received by the addressee if delivered by courier service, (b) if mailed, two (2) days after deposit in the United States mail, postage prepaid, certified mail, return receipt requested, or (c) if sent by telecopy, when transmission is received by the addressee with electronic or telephonic confirmation, in each such case addressed or telecopied to Seller or Purchaser, as the case may be, at the address or telecopy number set opposite the signature of such party hereto.

         12.5 Gender; Numbers. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa unless the context requires otherwise.

         12.6 Headings. The captions used in connection with the articles and sections of this Contract are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Contract.

         12.7 Days. Except where business days are expressly referred to, references in this Contract to days are to calendar days, not business days. Business day means any calendar day except a Saturday, Sunday or banking holiday.

         12.8 GOVERNING LAW. THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NORTH CAROLINA; AND PERFORMANCE AND VENUE SHALL BE IN MECKLEN-
BURG COUNTY, NORTH CAROLINA.

         12.9 Holidays. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of such period shall be deemed extended to the next day which is not a Saturday, Sunday or banking holiday.

         12.10 Attorneys' Fees. In the event that a legal action is brought to enforce the terms of this Contract, the prevailing party shall be entitled to collect its costs of court, including reasonable attorneys' fees.

         12.11 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto.

         12.12 Severability. If any provisions of this Contract are held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Contract shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Contract, and the remaining provisions of this Contract shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Contract, provided that both parties may still effectively realize the complete benefit of the transaction contemplated hereby.

         12.13 Amendments. No modification or amendment of this Contract shall be effective unless made in writing and executed by both Seller and Purchaser. If any approval or consent is required pursuant to any provision of this Contract, such approval or consent shall be deemed given only if it is in writing, executed by the party whose approval or consent is required.

         12.14 Acceptance of Offer. This Contract constitutes an offer by Purchaser to purchase the Property on the terms and conditions set forth herein. Unless sooner terminated or withdrawn by notice in writing to Seller, this offer shall lapse and terminate at 12:00 noon C.D.T. time on June 18, 1996 unless prior to such time, Seller has executed and delivered to the Title Company three (3) fully executed counterparts of this Contract.

         12.15 Confidentiality. Each of Seller and Purchaser agrees to keep the terms of this Contract and any related discussions with the other party hereto confidential even if the Closing occurs; provided, however, that each party may disclose this Contract to its attorneys, accountants, lenders, prospective lenders, and financial advisors and otherwise as required by law, and Seller may disclose the terms of this Contract to its partners, lenders and other parties who may have an interest in the subject matter of this Contract.

         12.16 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by the parties hereto at Closing, each party agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered (but without any obligation to incur any additional liability or expense), on or after the Closing any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby.

         12.17 LIMITATION OF LIABILITY. ANY OBLIGATION OR LIABILITY WHATSOEVER OF SELLER WHICH MAY ARISE AT ANY TIME UNDER THIS CONTRACT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION, OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED, IF AT ALL, OUT OF SELLER'S ASSETS AND THE PROCEEDS OF THE SALE ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF THE PARTNERS IN SELLER OR ANY OF SELLER'S OR SUCH PARTNERS' PARTNERS, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS (COLLECTIVELY, THE "ADDITIONAL EXCULPATED PARTIES"), EXCEPT TO THE EXTENT ANY ADDITIONAL EXCULPATED PARTY WOULD OTHERWISE BE SO OBLIGATED OR LIABLE IN THE ABSENCE OF THIS SECTION 12.17, AND THEN ONLY TO THE EXTENT OF THE ASSETS OF SELLER (INCLUDING ANY PROCEEDS OF SALE) DISTRIBUTED OR PAID TO SUCH ADDITIONAL EXCULPATED PARTY AFTER CLOSING.

         12.18 General Provisions. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. The provisions of this Contract shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and permitted assigns. This Contract may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

         12.19 Like-Kind Exchange by Purchaser. Purchaser desires, and Seller is willing, to effectuate an exchange of other property of like-kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for title to the Property. Upon written notice from Purchaser to Seller, Seller agrees to cooperate with Purchaser to effect a like-kind exchange, provided that such cooperation shall be subject to the following conditions: (a) such exchange shall not delay the Closing Date and shall occur simultaneously with the Closing, (b) Seller shall not be obligated to spend any sums or incur any expenses in excess of the sums and expenses which would have been spent or incurred by Seller if there had been no exchange, and (c) Seller shall not be obligated to acquire, accept title to or convey any property other than the Property to be conveyed by Seller pursuant to this Agreement. Seller makes no representation or warranty that the conveyance of the Property by Seller to Purchaser shall qualify for a like-kind exchange.


                                  ARTICLE XIII.

                                 Other Contract

         13.1 Description of Other Contract. This Contract is executed contemporaneously with that certain Contract of Sale dated of even date herewith between WF ASSOCIATES II LIMITED PARTNERSHIP, as seller, and Purchaser, as purchaser (the "Other Contract").

         13.2 Mutually Dependent Transactions. Purchaser and Seller expressly acknowledge and agree that consummation of the transaction contemplated by this Contract is mutually dependent upon consummation of the transaction contemplated by the Other Contract. Accordingly, and notwithstanding any provision of this Contract to the contrary, (a) it shall be a condition precedent to Seller's obligation to convey the Property to Purchaser, that Purchaser simultaneously acquire from the "Seller" named in the Other Contract the "Property" described therein; (b) it shall be a condition precedent to Purchaser's obligation to acquire the Property from Seller, that the "Seller" named in the Other Contract simultaneously convey to Purchaser the "Property" described therein; (c) a default by Purchaser under the Other Contract shall constitute a default by Purchaser hereunder; (d) a default by the "Seller" named in the Other Contract shall constitute a default by Seller hereunder; (e) a knowing and intentional breach or default by the "Seller" under the Other Contract shall constitute a knowing and intentional breach or default by Seller hereunder, and if the "Seller" under the Other Contract shall knowingly and intentionally do anything to make it impossible or defeat the remedy of specific performance under the Other Contract, Seller shall be deemed to have knowingly and intentionally made it impossible or defeated the remedy of specific performance hereunder; (f) if the Closing Date under this Contract or the "Closing Date" under the Other Contract shall be extended pursuant to any provision hereof or thereof, the Closing Date under this Contract or the "Closing Date" under the Other Contract, as applicable, shall automatically be extended for a like period; and (g) if the Purchaser or Seller shall be entitled to, and shall elect to, terminate this Contract or the Other Contract pursuant to the provisions hereof or
thereof,   this  Contract  or  the  Other  Contract,  as applicable, shall likewise terminate.

         13.3 Earnest Money. The Earnest Money Deposit described herein is the same as, and not in addition to, the "Earnest Money Deposit" described in the Other Contract. In any instance in which the Title Company is authorized to deliver the Earnest Money Deposit to Seller pursuant to the terms of this Contract, such Earnest Money Deposit shall be disbursed pursuant to written instructions executed by Seller and the "Seller" described in the Other Contract, and in the absence thereof may be interplead by the Title Company. In any instance in which the Title Company is authorized to return the Earnest Money Deposit to Purchaser pursuant to the terms of this Contract, the Title Company shall not return the Earnest Money Deposit to Purchaser unless the "Purchaser" described in the Other Contract has also qualified for return of the Earnest Money Deposit under the Other Contract, and in such instance the Earnest Money Deposit shall be disbursed pursuant to written instructions executed by Purchaser and the "Purchaser" described in the Other Contract, and in the absence thereof may be interplead by the Title Company.


         EXECUTED by Seller the 13th day of June, 1996.

                                  SELLER:

Address:                          WF ASSOCIATES LIMITED PARTNERSHIP,
                                  a North Carolina limited partnership

                                  By:  IBR #3, Ltd.,
                                       a Texas limited partnership, its General
                                       Partner

                                       By:  TCEP I/Independence Center
                                            Corporation, a Texas corporation,
                                            its General Partner
c/o Trammell Crow
 Realty Advisors
3500 Trammell Crow Center                   By:  /s/ Jeffrey C. Chavez
2001 Ross Avenue                            Name:  Jeffrey C. Chavez
Dallas, Texas 75201                         Title: Vice President
Attn: Russell Ingrum
Telephone No.: (214) 863-3512
Telecopy No.: (214) 863-3581


With copies to:

Thomas P. Arnold
Locke Purnell Rain Harrell
2200 Ross Ave., Ste.  2200
Dallas, Texas 75201-6776
Telephone: (214) 740-8656
Telecopy:  (214) 740-8800

Scott H.  Raskin
Trammell Crow Realty Advisors
3500 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Telephone: (214) 863-3501
Telecopy :  (214) 863-3581








         EXECUTED by Purchaser the 13th day of June, 1996.

                                  PURCHASER:

                                  COUSINS PROPERTIES INCORPORATED,
Address:                          a Georgia corporation


2500 Windy Ridge Parkway
Suite 1600                        By:  /s/ Mark B. Riley
Atlanta, Georgia 30339-5683            Name:  Mark B. Riley
Attn:  Mark Riley                      Title: Vice President
Telephone: (770) 955-2200
Telecopy : (770) 955-0030

With copy to:

John W. Griffin
Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308-2216
Telephone: (404) 885-3150
Telecopy : (404) 885-3900







                          AMENDMENT OF CONTRACT OF SALE
                          -----------------------------


         THIS AMENDMENT OF CONTRACT OF SALE (the "Amendment") is made and entered as of July 22, 1996, by and between WF ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (collectively, "Seller"), and COUSINS PROPERTY INCORPORATED, a Georgia corporation ("Purchaser"). All terms used herein and not otherwise defined shall have the meanings ascribed to them in the hereinafter defined Contract.




                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser entered into that certain Contract of Sale (the "Contract"), covering certain property located in Charlotte, Mecklenburg County, North Carolina, commonly known as One Independence Center; and

         WHEREAS, Seller has requested Purchaser to amend the Contract, and Purchaser has agreed to do so on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Section 6.1 of the Contract is hereby deleted in its entirety, and the following is substituted in place thereof:

                  6.1 Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated hereby are subject to Seller having obtained on or before July 26, 1996, the waiver by OTR, an Ohio general partnership acting as nominee for the State Teachers Retirement Board of Ohio, of any and all rights it may have to purchase the Property pursuant to the provisions of Seller's Amended and Restated Limited Partnership Agreement. If such waiver is not obtained by such date, then Seller may terminate this Contract by written notice to Purchaser given on or before July 29, 1996, in which event the Earnest Money Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for out-of-pocket expenses actually incurred by Purchaser to third-parties in connection with the proposed acquisition of the Property pursuant to this Contract and the proposed acquisition of the "Property" under the Other Contract prior to receipt of such termination notice, but not in excess of $50,000.00, in the aggregate.

         2. Purchaser and Seller hereby ratify and affirm and, to the extent necessary, reinstate the Contract and agree that the Contract is and shall remain in full force and effect, except as expressly amended hereby.

         3. Facsimile signatures appearing hereon shall be deemed to be originals, and this Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first above written.

                                  SELLER:

                                  WF ASSOCIATES LIMITED PARTNERSHIP,
                                  a North Carolina limited partnership

                                  By:  IBR #3, Ltd., a Texas limited
                                       partnership, its General Partner

                                       By:  TCEP I/Independence Center
                                            Corporation, a Texas
                                            corporation, its General Partner


                                            By:  /s/ Jeffrey C. Chavez
                                            Name:  Jeffrey C. Chavez
                                            Title: Vice President


                                  PURCHASER:

                                  COUSINS PROPERTIES INCORPORATED,
                                  a Georgia corporation

                                  By:  /s/ Mark B. Riley
                                  Name:  Mark B. Riley
                                  Title: Vice President





                      SECOND AMENDMENT OF CONTRACT OF SALE
                      ------------------------------------


         THIS SECOND AMENDMENT OF CONTRACT OF SALE (the "Amendment") is made and entered as of July 29, 1996, by and between WF ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (collectively, "Seller"), and COUSINS PROPERTY INCORPORATED, a Georgia corporation ("Purchaser"). All terms used herein and not otherwise defined shall have the meanings ascribed to them in the hereinafter defined Contract.



                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser entered into that certain Contract of Sale, as amended by Amendment of Contract of Sale dated July 22, 1996 (the "Contract"), covering certain property located in Charlotte, Mecklenburg County, North Carolina, commonly known as One Independence Center; and

         WHEREAS, Seller has requested Purchaser to amend the Contract, and Purchaser has agreed to do so on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Section 6.1 of the Contract is hereby deleted in its entirety, and the following is substituted in place thereof:

                  6.1 Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated hereby are subject to Seller having obtained on or before August 2, 1996, the waiver by OTR, an Ohio general partnership acting as nominee for the State Teachers Retirement Board of Ohio, of any and all rights it may have to purchase the Property pursuant to the provisions of Seller's Amended and Restated Limited Partnership Agreement. If such waiver is not obtained by such date, then Seller may terminate this Contract by written notice to Purchaser given on or before August 5, 1996, in which event the Earnest Money Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for out-of-pocket expenses actually incurred by Purchaser to third-parties in connection with the proposed acquisition of the Property pursuant to this Contract and the proposed acquisition of the "Property" under the Other Contract prior to receipt of such termination notice, but not in excess of $50,000.00, in the aggregate.

         2. Purchaser and Seller hereby ratify and affirm and, to the extent necessary, reinstate the Contract and agree that the Contract is and shall remain in full force and effect, except as expressly amended hereby.

         3. Facsimile signatures appearing hereon shall be deemed to be originals, and this Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first above written.

                                  SELLER:

                                  WF ASSOCIATES LIMITED PARTNERSHIP,
                                  a North Carolina limited partnership

                                  By:  IBR #3, Ltd., a Texas limited
                                       partnership, its General Partner

                                       By:  TCEP I/Independence Center
                                            Corporation, a Texas
                                            corporation, its General Partner


                                            By: /s/ Jeffrey C. Chavez
                                               Name:  Jeffrey C. Chavez
                                               Title: Vice President


                                  PURCHASER:

                                  COUSINS PROPERTIES INCORPORATED,
                                  a Georgia corporation



                                  By:  /s/ Mark B. Riley
                                       Name:  Mark B. Riley
                                       Title: Vice President



                       THIRD AMENDMENT OF CONTRACT OF SALE
                       -----------------------------------


         THIS THIRD AMENDMENT OF CONTRACT OF SALE (the "Amendment") is made and entered as of August 1, 1996, by and between WF ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (collectively, "Seller"), and COUSINS PROPERTY INCORPORATED, a Georgia corporation ("Purchaser"). All terms used herein and not otherwise defined shall have the meanings ascribed to them in the hereinafter defined Contract.



                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser entered into that certain Contract of Sale, as amended by Amendment of Contract of Sale dated July 22, 1996, and Second Amendment of Contract of Sale dated July 29, 1996 (as amended, the "Contract"), covering certain property located in Charlotte, Mecklenburg County, North Carolina, commonly known as One Independence Center; and

         WHEREAS, Seller has requested Purchaser to further amend the Contract, and Purchaser has agreed to do so on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Section 3.3 of the Contract is hereby amended to provide that the Inspection Period shall expire at 5:00 p.m. C.D.T. on August 8, 1996.

         2. Section 6.1 of the Contract is hereby deleted in its entirety, and the following is substituted in place thereof:

                  6.1 Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated hereby are subject to Seller having obtained on or before August 8, 1996, the waiver by OTR, an Ohio general partnership acting as nominee for the State Teachers Retirement Board of Ohio, of any and all rights it may have to purchase the Property pursuant to the provisions of Seller's Amended and Restated Limited Partnership Agreement. If such waiver is not obtained by such date, then Seller may terminate this Contract by written notice to Purchaser given on or before August 12, 1996, in which event the Earnest Money Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for out-of-pocket expenses actually incurred by Purchaser to third-parties in connection with the proposed acquisition of the Property pursuant to this Contract and the proposed acquisition of the "Property" under the Other Contract prior to receipt of such termination notice, but not in excess of $50,000.00, in the aggregate.

         3. Purchaser and Seller hereby ratify and affirm and, to the extent necessary, reinstate the Contract and agree that the Contract is and shall remain in full force and effect, except as expressly amended hereby.

         4. Facsimile signatures appearing hereon shall be deemed to be originals, and this Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first above written.

                                  SELLER:

                                  WF ASSOCIATES LIMITED PARTNERSHIP,
                                  a North Carolina limited partnership

                                  By:  IBR #3, Ltd., a Texas limited
                                       partnership, its General Partner

                                       By:  TCEP I/Independence Center
                                            Corporation, a Texas
                                            corporation, its General Partner


                                            By:   /s/ Charles R. Latham
                                            Name:  Charles R. Latham
                                            Title: Vice President


                                  PURCHASER:

                                  COUSINS PROPERTIES INCORPORATED,
                                  a Georgia corporation



                                  By:  /s/ Mark B. Riley
                                  Name:  Mark B. Riley
                                  Title: Vice President



                      FOURTH AMENDMENT OF CONTRACT OF SALE
                      ------------------------------------


         THIS FOURTH AMENDMENT OF CONTRACT OF SALE (the "Amendment") is made and entered as of August 8, 1996, by and between WF ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (collectively, "Seller"), and COUSINS PROPERTY INCORPORATED, a Georgia corporation ("Purchaser"). All terms used herein and not otherwise defined shall have the meanings ascribed to them in the hereinafter defined Contract.



                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser entered into that certain Contract of Sale, as amended by Amendment of Contract of Sale dated July 22, 1996, Second Amendment of Contract of Sale dated July 29, 1996, and Third Amendment of Contract of Sale dated August 1, 1996 (as amended, the "Contract"), covering certain property located in Charlotte, Mecklenburg County, North Carolina, commonly known as One Independence Center; and

         WHEREAS, Seller has requested Purchaser to further amend the Contract, and Purchaser has agreed to do so on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Section 3.3 of the Contract is hereby amended to provide that the Inspection Period shall expire at 5:00 p.m. C.D.T. on August 12, 1996.

         2. Section 6.1 of the Contract is hereby deleted in its entirety, and the following is substituted in place thereof:

                  6.1 Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated hereby are subject to Seller having obtained on or before August 12, 1996, the waiver by OTR, an Ohio general partnership acting as nominee for the State Teachers Retirement Board of Ohio, of any and all rights it may have to purchase the Property pursuant to the provisions of Seller's Amended and Restated Limited Partnership Agreement. If such waiver is not obtained by such date, then Seller may terminate this Contract by written notice to Purchaser given on or before August 14, 1996, in which event the Earnest Money Deposit shall be returned to Purchaser and Seller shall reimburse Purchaser for out-of-pocket expenses actually incurred by Purchaser to third-parties in connection with the proposed acquisition of the Property pursuant to this Contract and the proposed acquisition of the "Property" under the Other Contract prior to receipt of such termination notice, but not in excess of $50,000.00, in the aggregate.

         3. Purchaser and Seller hereby ratify and affirm and, to the extent necessary, reinstate the Contract and agree that the Contract is and shall remain in full force and effect, except as expressly amended hereby.

         4. Facsimile signatures appearing hereon shall be deemed to be originals, and this Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first above written.

                                  SELLER:

                                  WF ASSOCIATES LIMITED PARTNERSHIP,
                                  a North Carolina limited partnership

                                  By:  IBR #3, Ltd., a Texas limited
                                       partnership, its General Partner

                                       By:  TCEP I/Independence Center
                                            Corporation, a Texas
                                            corporation, its General Partner


                                            By:  /s/ Charles R. Latham
                                            Name:  Charles R. Latham
                                            Title: Vice President


                                  PURCHASER:

                                  COUSINS PROPERTIES INCORPORATED,
                                  a Georgia corporation

                                  By:  /s/ Mark B. Riley
                                  Name:  Mark B. Riley
                                  Title: Vice President

                      FIFTH AMENDMENT OF CONTRACT OF SALE

     THIS FIFTH AMENDMENT OF CONTRACT OF SALE (this "Fifth Amendment") is entered into as of the 12th day of August, 1996, by and between WF ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (the "Seller"), and COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the "Purchaser"), upon the terms and conditions set forth herein.

                                   WITNESSETH

     WHEREAS, Seller and Purchaser have entered into that certain Contract of Sale having an Effective Date of June 18, 1996 (the "Contract"), as amended by
(i) Amendment of Contract of Sale dated as of July 22, 1996 (the "First Amendment"), (ii) Second Amendment of Contract of Sale dated as of July 29, 1996 (the "Second Amendment"), (iii) Third Amendment of Contract of Sale dated as of August 1, 1996 (the "Third Amendment"), and (iv) Fourth Amendment of Contract of Sale dated as of August 8, 1996 (the "Fourth Amendment"), relating to that certain real and personal property located in Charlotte, Mecklenburg County, North Carolina; and WHEREAS, Purchaser and Seller desire to further modify and amend the Contract in certain respects as herein provided. NOW, THEREFORE, for and in consideration of the premises, the sum of Ten Dollars ($10.00) in hand paid by each of the parties hereto to the other, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows: 1. Defined Terms. The terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings given to such terms and words of art in the Contract. 2. Description of Land. The description of the Land and of the easements set forth on Exhibit A to the Contract is hereby deleted and substituted in lieu thereof is the description of the Land and the easements set forth on Exhibit A attached hereto and by this reference incorporated herein for all purposes. Notwithstanding the foregoing, in the event that Purchaser or the Title Company is unable to provide evidence reasonably satisfactory to Seller of Seller's ownership of any of the property interests denoted by an asterisk (*) on said Exhibit A attached hereto, the applicable property interests shall be excluded from the description of the Land and easements in the Deed, and Seller shall execute and deliver to Purchaser at Closing a quitclaim deed conveying such applicable property interests to Purchaser. 3. Commission Obligations. Supplementing Section 5.2 of the Contract, Seller hereby represents and warrants to Purchaser that no commission, fee or other compensation is payable to Faison or any other broker or agent in connection with the Lease with TransAmerica dated April 26, 1995 covering approximately 13,613 square feet of floor area on the 17th floor. 4. Elimination of Contingent Purchase Price. Section 5.4 of the Contract is hereby amended by deleting all portions of Section 5.4 after the first two (2) sentences thereof. The first two (2) sentences of Section 5.4 of the Contract (ending with the words "in Section 5.1[d].") shall remain in full force and effect. Section 2.2(c), Exhibit E, and all references in the Contract to "Contingent Purchase Price" are hereby deleted. 5. Renewal Contribution. Seller and Purchaser acknowledge that in the event the Renewal of the Law Firm Lease is obtained, such Renewal will require the payment of an upfit and refurbishing allowance to the Law Firm with respect to the space currently leased by the Law Firm under the Law Firm Lease. Seller hereby agrees to pay directly to the Law Firm the sum of $50,000.00 of the aforesaid upfit and refurbishing allowance. Seller agrees that the aforesaid payment in the amount of $50,000.00 shall be made by Seller to the Law Firm upon the later to occur of (i) the full execution and delivery of the Renewal, or (ii) the Closing, provided that in the event the Renewal has not been obtained prior to Closing, Seller shall deposit with Title Company, or such other escrow agent as shall be mutually approved by Seller and Purchaser, the sum of $50,000.00. Any funds so escrowed shall be paid by the escrow agent to the Law Firm to be applied to the upfit and refurbishing allowance under the Renewal promptly after the full execution and delivery of the Renewal. In the event the Renewal has not been obtained within twelve (12) months after Closing, all funds so escrowed shall be paid by the escrow agent to Seller. Unless the Renewal is obtained prior to Closing, Seller and Purchaser shall enter into an escrow agreement at Closing containing terms and provisions which are consistent with the foregoing, together with such other terms and conditions which are customarily required by escrow agents under similar agreements, including an indemnification of the escrow agent by Seller and Purchaser against all liabilities and expenses incurred by the escrow agent in connection with it serving as escrow agent, and excepting only liabilities and expenses resulting from the escrow agent's willful default or gross negligence. Purchaser shall be solely responsible for any fee charged by the escrow agent under such escrow agreement. 6. Atrium Roof Replacement. Seller agrees that Seller will cause the roof covering the atrium which is located between the hotel and the office tower (but not including the podium roof) to be replaced in a good and workmanlike manner and in accordance with specifications developed by Seller and approved in writing by Purchaser (which approval will not be unreasonably withheld or delayed), all at Seller's sole cost and expense. The roof replacement shall be performed by a contractor selected by Seller and approved in writing by Purchaser, which approval shall not be unreasonably withheld or delayed. The roof replacement work shall be performed pursuant to a contract (the "Roof
Contract") to be entered into between Seller and the approved contractor providing for the payment to the contractor of a guaranteed maximum cost or stipulated sum. Such Roof Contract shall require the contractor to maintain liability insurance with limits of liability of not less than $3,000,000, shall be assignable to Purchaser, and shall provide for customary warranties and guaranties by the contractor and by the manufacturer of the roofing materials with regard to the work performed and materials supplied in connection with such roof replacement. Such warranties and guaranties shall include a customary "roof bond" having a term of not less than fifteen (15) years. Seller shall use reasonable efforts in good faith to cause the replacement of the roof of the atrium to be completed and fully paid for prior to the Closing. In the event the replacement of the roof has not been completed and fully paid for prior to Closing, the obligation of Seller to complete the replacement of the roof at Seller's sole cost and expense shall survive the Closing, Seller shall make a non-exclusive assignment to Purchaser of Seller's right, title and interest in and to the Roof Contract, and Seller shall deposit with Title Company, or such other escrow agent as shall be mutually approved by Seller and Purchaser, an amount equal to the greater of (i) the difference between the contract price under the Roof Contract and the amount theretofore paid by Seller to the contractor under the Roof Contract, or (ii) the amount reasonably required by the Title Company in order for the owner's title insurance policy to be issued to Purchaser at Closing to contain no exception with respect to liens or claims or rights to liens for work performed and to be performed and labor and materials supplied and to be supplied in connection with the replacement of the roof. The funds so escrowed shall be made available to Seller by the escrow agent to pay the costs incurred by Seller in connection with the replacement of the roof in one lump sum upon Seller's completion of the replacement of the roof. In the event Seller shall fail after Closing to diligently prosecute the completion of the replacement of the roof of the atrium, or shall otherwise fail to comply with its obligations under the Roof Contract or this Paragraph 6, and provided that any such failure shall continue for a period of five (5) business days after notice thereof from Purchaser, Purchaser shall have the right, but not the obligation, to take over the responsibility for the completion of the replacement of the roof of the atrium by giving written notice thereof to Seller and the escrow agent, whereupon the funds so escrowed shall be made available to Purchaser by the escrow agent to pay the costs incurred by Purchaser in connection with the replacement of the roof of the atrium, and any remaining balance of the escrow funds after payment of all costs incurred in connection with the replacement of the roof of the atrium shall be paid by the escrow agent to Seller. Unless the roof replacement is completed and fully paid for prior to Closing, Seller and Purchaser shall enter into an escrow agreement at Closing containing terms and provisions which are consistent with the foregoing, together with such other terms and conditions which are customarily required by escrow agents under similar agreements, including an indemnification of the escrow agent by Seller and Purchaser against all liabilities and expenses incurred by the escrow agent in connection with it serving as escrow agent, and excepting only liabilities and expenses resulting from the escrow agent's willful default or gross negligence. Seller shall be solely responsible for any fee charged by the escrow agent under such escrow agreement.

     7. Deletion of Condition. Section 6.1 of the Contract, as amended, is hereby deleted. 8. Additional Conditions Precedent to Purchaser's Obligations.
Section 6.2 of the Contract is hereby amended by adding the following as subparagraphs (d), (e), (f) and (g) thereto prior to the last sentence of Section 6.2:

          (d) Purchaser obtaining written confirmation from Law Environmental that no underground storage tanks are located in the portion of the Land described on Exhibit A hereto as the Phase II Tract - Tract II, or if any such underground storage tanks are determined to be located on the Phase II Tract - Tract II, Purchaser obtaining written confirmation from Law Environmental that no material contamination of the Land has originated from such underground storage tanks.

          (e) Seller having obtained the Renewal of the Law Firm Lease by virtue of the full execution and delivery of the Sixth Amendment to Office Lease in the form attached hereto as Exhibit O and incorporated herein, or in such other form as shall be approved in writing by Purchaser, together with either (i) the written agreement by NationsBank of North Carolina, N.A. or its applicable successor ("NationsBank") that NationsBank's expansion rights with respect to space on the 17th floor of the Tower Improvements shall be subject and subordinate to the expansion rights granted to the Law Firm with respect to the 17th floor, or (ii) a written agreement by the Law Firm to lease space on the 17th floor of the Tower Improvements on a must-take basis (with no additional expansion rights or options granted or available to the Law Firm which might violate or conflict with the expansion rights granted to NationsBank) and the waiver by NationsBank of its expansion rights with respect to such space so leased by the Law Firm, or (iii) the written agreement by the Law Firm or by NationsBank, or by both, in a form acceptable to Purchaser, which will satisfy all of the Law Firm's expansion requirements with regard to space in the Tower Improvements in a manner that will not violate or conflict with the expansion rights granted to NationsBank. For purposes hereof, the term "expansion rights" shall be deemed to include rights of first offer and rights of first refusal.

          (f) Seller having obtained written, recorded amendments to the "City Easements" (as hereinafter defined) which either (l) eliminate the right of the City of Charlotte to terminate the easements granted thereunder and convert the terms of the easements granted therein to perpetual, permanent easements, or (2) modify the term of and termination rights relating to such easements in a manner approved in writing by Purchaser. The "City Easements", as used herein, shall mean the following instruments:

               (i) Deed of Easement between City of Charlotte, North Carolina and WF Associates dated November 23, 1981, recorded in Book 4493, page 453, Mecklenburg County Public Registry; and

               (ii) Deed of Easement between City of Charlotte, North Carolina and WF Associates dated November 23, 1981, recorded in Book 4493, page 437, aforesaid records, as amended by Amended and Restated Deed of Easement dated March 4, 1982, recorded in Book 4523, page 520, aforesaid records, and as further amended by First Amendment to Amended and Restated Deed of Easement dated May 4, 1982, recorded in Book 4547, page 9, aforesaid records.

          (g) Seller having received for the benefit of Purchaser (i) the written confirmation and agreement by the Management Company that if Seller shall terminate the Management Agreement effective as of February 28, 1999 in connection with and at the time of the sale of the Property to Purchaser, such termination shall be effective and the Management Agreement shall expire on February 28, 1999, and (ii) the written certification by the Management Company that the schedule attached hereto as Exhibit P and incorporated herein by this reference is a true and complete schedule of the leases as to which Seller is obligated to pay commissions to the Management Company under the Leasing Agreement between WF Associates and Faison & Associates, Inc. dated February 27, 1981, including with respect to each such lease the annual (or monthly) scheduled commission amount payable through the expiration of such lease.

Section 6.2 of the Contract is hereby further amended by adding after the word "satisfied," in the last sentence of Section 6.2, the words "unless such conditions are waived in writing by Purchaser,". The form of Sixth Amendment to Office Lease referred to in subparagraph (e) above is attached to this Fifth Amendment as Exhibit O and by reference incorporated herein. The schedule referred to in subparagraph (g) above is attached to this Fifth Amendment as Exhibit P and by reference incorporated herein.

     9. Additional Closing Documentation. Section 7.2(a) of the Contract is hereby amended by adding the following as items (12), (13) and (14) to the end thereof:

               (12) A duly executed notice given under the Ivey's Deck Lease Agreement dated October 10, 1994 (the "Deck Agreement"), pursuant to which Seller (along with WF Associates II Limited Partnership) shall exercise the right to terminate the Deck Agreement as a result of the sale of the Land, such termination to be effective as of the date which is one hundred eighty (180) days after the date of Closing;

               (13) A duly executed notice to the Manager under that certain Management Agreement between WF Associates and Faison & Associates, Inc., pursuant to which Seller (along with WF Associates II Limited Partnership) shall exercise the right to terminate such Management Agreement effective as of February 28, 1999 resulting from the sale of the Property (it being agreed that Purchaser shall join in such notice); and

               (14) A duly executed notice to the Agent under that certain Leasing Agreement between WF Associates and Faison & Associates, Inc., pursuant to which Seller (along with WF Associates II Limited Partnership) shall exercise the right to terminate such Leasing Agreement effective as of February 28, 1999 resulting from the sale of the Property (it being agreed that Purchaser shall join in such notice).

     10. Other Contract. This Fifth Amendment is executed contemporaneously with that certain Fifth Amendment of Contract of Sale of even date herewith between Purchaser, as "Purchaser", and WF Associates II Limited Partnership, as "Seller", and Purchaser and Seller agree that the definition and description of the "Other Contract" shall hereafter be deemed to include the aforesaid Fifth Amendment of Contract of Sale dated of even date herewith between Purchaser and WF Associates II Limited Partnership, as well as the Amendment of Contract of Sale between Purchaser and WF Associates II Limited Partnership dated as of July 22, 1996, the Second Amendment of Contract of Sale between Purchaser and WF Associates II Limited Partnership dated as of July 29, 1996, the Third Amendment of Contract of Sale between Purchaser and WF Associates II Limited Partnership dated as of August 1, 1996, and the Fourth Amendment of Contract of Sale between Purchaser and WF Associates II Limited Partnership dated as of August 8, 1996.

     11 . Binding Effect and Ratification. This Fifth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly modified and amended herein and in the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the Contract, as amended, shall remain in full force and effect and is expressly ratified and confirmed by the parties hereto.

     12. Counterparts. Facsimile signatures appearing hereon shall be deemed to be originals, and this Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     13.  Management  Agreement  and Leasing  Agreement.  All  references in the
Contract to the "Management Agreement" shall collectively refer to the Management Agreement and the Leasing Agreement, as amended by that certain letter agreement dated May 2, 1991 between WF Associates and the Management Company. It is expressly agreed, which agreement shall survive Closing and execution and delivery of the Closing Documents, that the indemnification by Seller contained in the Assignment of Management Agreement shall not extend or apply to the notice of termination to be executed by Seller and joined in by Purchaser as provided in Sections 7.2(a)(13) and (14) of the Contract.

     IN WITNESS WHEREOF, Seller and Purchaser have hereunto executed this Fifth Amendment as of the day, month and year first above written.

                               "SELLER":

                               WF ASSOCIATES LIMITED PARTNERSHIP,
                               a North Carolina limited partnership

                               By: IBR #3, Ltd., a Texas limited partnership,
                                   its General Partner

                                   By: TCEP I/Independence Center Corporation,
                                       a Texas corporation, its General Partner

                                       By:  /s/ Jeffrey C. Chavez
                                       Name:  Jeffrey C. Chavez
                                       Title: Vice president





                               "PURCHASER":

                               COUSINS PROPERTIES INCORPORATED,
                               a Georgia corporation


                               By:  /s/ Mark B. Riley
                               Name:  Mark B. Riley
                               Title: Vice President



                       SIXTH AMENDMENT OF CONTRACT OF SALE
                       -----------------------------------


         THIS SIXTH AMENDMENT OF CONTRACT OF SALE (the "Amendment") is made and entered as of September 24, 1996, by and between WF ASSOCIATES II LIMITED PARTNERSHIP, a North Carolina limited partnership ("Seller"), and COUSINS PROPERTIES INCORPORATED, a Georgia corporation ("Purchaser"). All terms used herein and not otherwise defined shall have the meanings ascribed to them in the hereinafter defined Contract.




                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser entered into that certain Contract of Sale with an effective date of June 18, 1996, as amended by Amendment of Contract of Sale dated July 22, 1996, Second Amendment of Contract of Sale dated July 29, 1996, Third Amendment of Contract of Sale dated August 1, 1996, Fourth Amendment of Contract of Sale dated August 8, 1996, and Fifth Amendment of Contract of Sale dated August 12, 1996 (as amended, the "Contract"), covering certain property located in Charlotte, Mecklenburg County, North Carolina, commonly known as One Independence Center; and

         WHEREAS, Purchaser and Seller have agreed to further amend the Contract to extend the Closing Date on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1.       Closing  Date  and  Extended  Closing  Date.  Section
7.1 of the Contract is hereby deleted in its entirety, and the following is substituted in place thereof:

                  7.1      Closing Date and Extended Closing Date.
                           ---------------------------------------

                           (a) The consummation of the purchase and sale contemplated hereby (the "Closing") shall be held at the offices of the Title Company on a date selected by Purchaser which shall be no later than October 4, 1996 (except as provided in subsection (b) hereof) which date of the Closing is herein referred to as the "Closing Date." Purchaser shall give Seller at least five (5) days prior written notice of the Closing Date; provided that if Purchaser fails to give such notice (or if Purchaser exercises the Extension Option as provided in subsection (b) below), the "Closing Date" will be deemed to be October 4, 1996.

                           (b) Purchaser shall have the option to extend the date of Closing (the "Extension Option") upon the following terms and conditions:

                                    (1)  Purchaser   shall  be  deemed  to  have
                           exercised the Extension Option unless Purchaser notifies Seller in writing no later than October 2, 1996 of Purchaser's election not to exercise the Extension Option (the "Extension Notice");

                                    (2)  the  proposed   exchange   property  is
                           Lawrenceville MarketCenter shopping center in Lawrenceville, Gwinnett County, Georgia (the "Exchange Property");

                                    (3) on or before the Closing Date, Purchaser
                           shall deposit with the Title Company an irrevocable unconditional letter of credit (the "Letter of
                           Credit") issued in favor of the Title Company by NationsBank, N.A. (South) in the amount of THREE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($3,250,000.00), and having a maturity date not earlier than January 31, 1997. Seller and Purchaser hereby authorize the Title Company to promptly draw upon the Letter of Credit if the Closing does not occur on or before the Extended Closing Date (as hereinafter defined) or if the Title Company shall receive from Seller an affidavit stating that Purchaser has defaulted under this Contract and has failed to cure such default within the period for cure, if any, applicable to such default. Upon drawing upon the Letter of Credit, the proceeds therefrom received by the Title Company shall be deemed to be a part of the Earnest Money Deposit and shall be held, invested, and distributed in accordance with the provisions hereof governing the Earnest Money Deposit; and, unless drawn upon, the Letter of Credit shall be returned to Purchaser by the Title Company at Closing;

                                    (4)  such  extended  date of  Closing  shall
                           occur not later than ten (10) days after the earlier of the following dates: (i) the date on which Purchaser notifies Seller in writing of the termination of negotiations toward a contract of purchase and sale as to the Exchange Property or termination of any such contract of purchase and sale (it being agreed that Purchaser shall keep Seller generally informed as to the status of any such negotiations and/or contract and shall notify Seller of any such termination at such time as Purchaser determines that there is no reasonable prospect of the resumption or reinstatement of any such terminated negotiations or contract); or (ii) the date of closing of the Exchange Property; provided that in no event shall the extended date of Closing occur later than December 13, 1996 (whether or not closing shall have occurred with respect to the Exchange Property), it being expressly stipulated and agreed that time is of the essence with respect to such date, which extended date of Closing is herein referred to as the "Extended Closing Date"; and

                                    (5) Purchaser shall give Seller at least ten
                           (10) days prior written notice of the Extended Closing Date; provided that if Purchaser fails to give such notice, the Extended Closing Date will be deemed to be the last day for such Closing, as provided above.

         2. Environmental Claims. Section 3.5 of the Contract is hereby amended by deleting the second sentence thereof (which contains the definition of "Excluded Claims") and substituting the following in place thereof:

         As used herein, the term "Excluded Claims" shall mean any claims of the type set forth in the foregoing sentence (i) which are hereafter asserted against Purchaser by any person other than an affiliate of Purchaser; (ii) seeking recompense for injury or damage to person or property or for remediation or clean-up; (iii) as a result of the presence of, or exposure to, asbestos or harmful or toxic substances in, on, or under the Property, which presence exists or exposure occurs
         (x) prior to the Closing Date, howsoever caused or arising, or (y) if Closing occurs on the Extended Closing Date (as hereinafter defined), on or after the Closing Date and prior to the Extended Closing Date, but only if such existence or occurrence is caused by or arises from the acts or knowing omissions of Seller, its agents, contractors or employees; and (iv) which are not in any way caused by the inspections by, or other activities of Purchaser in or around the Property prior to Closing.

         3. Permitted Exceptions. Seller and Purchaser agree that Purchaser shall obtain an update of the Title Commitment and the Survey to date(s) not earlier than two (2) days prior to the Closing Date nor later than the Closing Date (the "Revised Title Date(s)"). The definition of "Permitted Exceptions" in Section 4.3 of the Contract is hereby amended to include matters first appearing in a Title Commitment or Survey or requirements first imposed by the Title Company after the Revised Title Date(s) and prior to the Extended
Closing Date other than matters or requirements which constitute Required Matters under the Contract.

         4. ICG Document. Reference is made to that certain Easement and Right of Entry in favor of ICG Access Services - Southeast, Inc. dated May 16, 1994, recorded in Book 7839, Page 645 in the Public Registry of Mecklenburg County, North Carolina (the "ICG Document"). Seller and Purchaser agree to use commercially reasonable efforts to attempt to obtain either (a) cancellation of the ICG Document so as to remove the ICG Document as a title exception in the Title Policy to be issued at Closing; or (b) amendment of the ICG Document so as to (i) limit the rights granted under the ICG Document to the maintenance, repair and replacement of the existing lines, conduits and facilities heretofore installed pursuant to the ICG Document, (ii) limit the use of such lines, conduits and facilities to the existing use thereof, (iii) provide that the term of the easement granted thereunder shall expire upon the earlier of August 31, 2008, or the date that the existing Lease with NCNB shall expire or terminate, and (iv) provide that the grantee under the ICG Document may not transfer or assign the easement granted thereunder without the express written consent of the grantor; provided, however, that Seller and the "Seller" under the Other Contract (as defined in the Contract) shall not be obligated to incur costs and expenses in the aggregate in excess of $10,000.00 in connection with the foregoing. Unless the ICG Document has been cancelled or amended as hereinabove provided prior to Closing, the foregoing agreement of Seller and Purchaser shall survive Closing.

         5. Insurance. Subsection 5.1(a) of the Contract is hereby deleted in its entirety, and the following is substituted in place thereof:

                  (a) At all times from the date hereof to the Closing, Seller shall cause to be maintained in force, its existing liability and property insurance upon the Property in the same amounts, with the same coverages, and with no greater deductibles, as the insurance coverage on the Property on the date hereof. Seller represents and warrants to Purchaser that Seller has provided to Purchaser true and complete copies of the existing insurance policies maintained by Seller on the
         Property. If Purchaser shall exercise the Extension Option (as hereinafter defined), Seller shall, prior to the Closing Date, cause Purchaser to be named as an additional insured under Seller's property and liability insurance policy(ies), and Seller shall deliver to Purchaser, prior to the Closing Date, a certificate of insurance naming Purchaser as an additional insured under Seller's property and liability insurance policy(ies), which certificate shall contain the agreement of the insurer(s) to give Purchaser at least thirty (30) days prior written notice of cancellation or change of such policy(ies).

         6. New Documents. Section 5.1(d) of the Contract is hereby amended by inserting the following at the end thereof (immediately prior to the period):

         ; and further provided, however, that after the Closing Date, Purchaser may grant or withhold its consent to any New Document or any termination of a Lease in its sole discretion.

         7. Seller's Representations and Warranties. Section 5.2 of the Contract is hereby amended by deleting the reference to "Closing Date" in the third line of the first full grammatical paragraph on Page 16 of the Contract and substituting "date of Closing" in place thereof. Section 5.2 of the Contract is hereby further amended by inserting the following provision in the fourteenth line of the first full grammatical paragraph on Page 16 of the Contract, between the words "however," and "that":

         that if (A) Purchaser has exercised the Extension Option, and (B) such representation or warranty ceased to be true or valid after the Closing Date but before the Extended Closing Date, then for purposes of this
         Section 5.2, Purchaser shall be deemed to have elected clause (i) above; provided, further,

         8. Loan Assumption. Subsection 5.5(a) of the Contract is hereby amended by deleting both references therein to "the Closing Date" and substituting "the date of Closing" in place thereof.

         9.       Conditions  Precedent  to  Purchaser's  Obligations.
Section 6.2 of the Contract is hereby amended by deleting Subsection (a) thereof and substituting the following in place thereof:

                  (a) All of Seller's representations and warranties being true and correct as of the date of Closing, excepting (if Purchaser exercised the Extension Option) any such representations and warranties as ceased to be true and correct after the Closing Date and prior to the Extended Closing Date other than as a result of Seller's knowing and intentional acts or omissions.

         10. Status of Conditions Precedent as of Closing Date. The following is hereby inserted as new Section 6.4 to the Contract:

                  6.4 Status of Conditions Precedent. For purposes of this Contract, the term "Conditions Precedent" shall mean those conditions precedent to Purchaser's obligations set forth in Section 6.2 hereof. If Purchaser shall exercise the Extension Option, then on or before the Closing Date, Seller shall notify Purchaser in writing (the "Conditions Precedent Notice") as to (a) those Conditions Precedent as have been satisfied as of the Closing Date (the "Satisfied Conditions"), (b) those Conditions Precedent which have not been and will not be satisfied as of the Closing Date but which Seller will continue to attempt to satisfy (the "Open Conditions"), and (c) those Conditions Precedent which have not been and will not be satisfied as of the Closing Date and which Seller is unable or unwilling to continue to attempt to satisfy (the "Unsatisfied Conditions"). Thereafter, Seller shall continue to attempt to satisfy any such Open Conditions, provided that Seller may at any time thereafter (but prior to the Extended Closing Date) furnish to Purchaser subsequent Conditions Precedent Notice(s) specifying any such Open Conditions as have become Satisfied or Unsatisfied Conditions. Within ten (10) days of receipt of any Conditions Precedent Notice (but prior to the Extended Closing Date), Purchaser shall notify Seller in writing (the "Conditions Precedent Response") of (i) any Satisfied Conditions which Purchaser believes have not been satisfied (such Satisfied Conditions shall thereafter be deemed to be Open Conditions for purposes of this Section), and (ii) if such Conditions Precedent Notice contained any Unsatisfied Conditions, Purchaser's election to either (x) waive such Unsatisfied Conditions, or (y) terminate the Contract. Upon Purchaser's failure to timely provide a Condition Precedent Response in respect of any Conditions Precedent Notice, Purchaser shall be deemed to have approved any Satisfied Conditions described therein and waived any Unsatisfied Conditions described therein. If Purchaser elects to terminate this Contract pursuant to this Section 6.4, the Earnest Money Deposit shall be returned to Purchaser, and the parties shall have no further obligations hereunder except Purchaser's Indemnity Obligations under
         Section 3.2(g) and the indemnity obligations under Section 9.2 hereof.

         11. Closing Prorations and Adjustments. Sections 7.3 and 7.4 of the Contract are hereby amended by deleting all references therein to "the Closing Date" and substituting "the date of Closing" in place thereof.

         12. Casualty and Condemnation. If Purchaser exercises the Extension Option, then as of the Closing Date, Sections 8.1 and 8.2 of the Contract shall be deemed deleted in their entirety, and the following Sections substituted in place thereof:

                  8.1 Casualty. If, prior to the Closing, a portion of the Property and/or the "Property" described in the Other Contract (as hereinafter defined) is damaged by fire or any other cause whatsoever, this Contract shall continue in full force and effect and the sale of the Property contemplated by this Contract shall be effected without reduction of the Purchase Price, and Seller, at its election, shall either repair such damage in full before the Closing or at Closing Seller shall assign to Purchaser all of Seller's right, title, claims and proceeds under insurance policies covering the damaged premises and shall pay to Purchaser at Closing a sum equal to the amount of any deductible under its insurance policies; provided that if Lender shall have applied the insurance proceeds to the reduction of the Loan, Seller shall provide to Purchaser at Closing a credit against the Purchase Price in an amount equal to the proceeds so applied. Purchaser shall be permitted to participate in the adjustment of any claim with respect to insurance, and Seller shall not settle or agree to any settlement or payment in connection with a casualty without obtaining Purchaser's prior written consent thereto.

                  8.2 Condemnation. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation or sale in lieu thereof (a "Taking"), this Contract shall remain in full force and effect and the sale of the Property contemplated by this Contract, less the portion of the Property subject to the Taking (if transfer of title shall have theretofore occurred), shall be effected without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such Taking; provided that if Lender shall have applied the condemnation proceeds to the reduction of the Loan, Seller shall provide to Purchaser at Closing a credit against the Purchase Price in an amount equal to the proceeds so applied. Purchaser shall be permitted to participate in any such Taking proceedings as if Purchaser were a party to the action, and Seller shall not settle or agree to any award or payment in connection with the Taking without obtaining Purchaser's prior written consent thereto.

         13. Seller's Remedies. If Purchaser exercises the Extension Option, then Section 10.1 of the Contract shall be deemed amended as of the Closing Date by inserting the following provision at the end of the first sentence thereof (immediately prior to the "period"):

         ; provided, however, that if Purchaser shall fail or refuse to consummate the transactions contemplated hereby at Closing other than pursuant to a provision hereof which relieves Purchaser of its obligation to acquire the Property, then Seller shall be entitled to recover from Purchaser as liquidated damages the sum of $433,000.00 (which sum includes the Earnest Money Deposit), together with any sums owed by Purchaser pursuant to Section 3.2(g) hereof

         14. Purchaser's Remedies. Subsection 10.2(a)(2)(y) of the Contract is hereby amended by deleting the reference therein to "Closing Date" and substituting "date of Closing" in place thereof. Section 10.2 of the Contract is further amended by deleting Subsection (c) thereof in its entirety and  substituting  the following in place thereof:

                  (c)   Purchaser   first   discovers   after   Closing  that  a
         representation or warranty was not true and correct at Closing [excepting (if Purchaser exercised the Extension Option) any such representation or warranty that ceased to be true and correct after the Closing Date and prior to the Extended Closing Date other than as a result of Seller's knowing and intentional acts or omissions] or that Seller otherwise failed to perform its obligations under this Contract, Purchaser shall elect, as its sole and exclusive remedy, to seek actual damages from Seller; provided that Seller's total liability for actual damages under this Contract shall in no event exceed $290,000.00.

         15. Survival. Section 12.2 of the Contract is hereby amended by deleting clause (ii) thereof and substituting the following in place thereof:

         (ii) Section 5.2 shall survive such that Purchaser may bring an action under Section 10.2(a)(1) or (2) within twelve (12) months after the scheduled date of Closing or under Section 10.2(c) within twelve (12) months after the date of Closing,

         16. Like-Kind Exchange. Section 12.19 of the Contract is hereby amended by deleting clause (a) thereof in its entirety and substituting the following in place thereof: "(a) such exchange shall not delay the date of Closing except as otherwise herein provided,".

         17. Other Contract. Section 13.2 of the Contract is hereby amended by deleting clause (f) thereof in its entirety and substituting the following in place thereof:

         (f) if the date of Closing under this Contract or the date of "Closing" under the Other Contract shall be extended pursuant to any provision hereof or thereof (including, without limitation, exercise of the Extension Option hereunder or thereunder), the date of Closing under this Contract or the date of "Closing" under the Other Contract, as applicable, shall automatically be extended for a like period;

The following is hereby inserted as new Section 13.4 to the Contract:

                  13.4 Letter of Credit. The Letter of Credit described herein is the same as, and not in addition to, the "Letter of Credit" described in the Other Contract. In any instance in which the Title Company is authorized to draw upon the Letter of Credit pursuant to the terms of this Contract, such Letter of Credit shall be drawn upon pursuant to written instructions executed by Seller and the "Seller" described in the Other Contract, and in the absence thereof may be interplead by the Title Company. In any instance in which the Title Company is authorized to return the Letter of Credit to Purchaser pursuant to the terms of this Contract, the Title Company shall not return the Letter of Credit to Purchaser unless the "Purchaser" described in the Other Contract has also qualified for return of the Letter of Credit under the Other Contract, and in such instance the Letter of Credit shall be returned pursuant to written instructions executed by Purchaser and the "Purchaser" described in the Other Contract, and in the absence thereof may be interplead by the Title Company.

         18.      Seller's  Attorneys'  Fees  and  Costs.   Purchaser  shall
reimburse Seller promptly following demand therefor for all reasonable attorneys' fees incurred by Seller in connection with the negotiation and execution of this Amendment.

         19. Ratification. Purchaser and Seller hereby ratify and affirm the Contract and agree that the Contract is and shall remain in full force and effect, except as expressly amended hereby.

         20. Counterparts. Facsimile signatures appearing hereon shall be deemed to be originals, and this Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first above written.

                                  SELLER:

                                  WF ASSOCIATES II LIMITED PARTNERSHIP,
                                  a North Carolina limited partnership

                                  By:  IBR #3, Ltd., a Texas limited
                                       partnership, its General Partner

                                       By:  TCEP I/Independence Center
                                            Corporation, a Texas
                                            corporation, its General Partner


                                            By:  /s/ Jeffrey C. Chavez
                                            Name:  Jeffrey C. Chavez
                                            Title: Vice President


                                  PURCHASER:
                                  COUSINS PROPERTIES INCORPORATED,
                                  a Georgia corporation



                                  By:  /s/ Mark B. Riley
                                  Name:  Mark B. Riley
                                  Title: Vice President


                     SEVENTH AMENDMENT OF CONTRACT OF SALE

     THIS SEVENTH AMENDMENT OF CONTRACT OF SALE (this "Seventh Amendment") is entered into as of the 31st day of October, 1996, by and between WF ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (the "Seller"), and COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the "Purchaser"), upon the terms and conditions set forth herein.

                                   WITNESSETH

     WHEREAS, Seller and Purchaser have entered into that certain Contract of Sale having an Effective Date of June 18, 1996, as amended by (i) Amendment of Contract of Sale dated as of July 22, 1996, (ii) Second Amendment of Contract of Sale dated as of July 29, 1996, (iii) Third Amendment of Contract of Sale dated as of August 1, 1996, (iv) Fourth Amendment of Contract of Sale dated as of August 8, 1996, (v) Fifth Amendment of Contract of Sale dated as of August 12, 1996, and (vi) Sixth Amendment of Contract of Sale dated as of September 24, 1996 (as amended, the "Contract") covering certain property located in Charlotte, Mecklenburg County, North Carolina; and

     WHEREAS, Purchaser and Seller desire to further modify and amend the Contract in certain respects as herein provided.

     NOW, THEREFORE, for and in consideration of the premises, the sum of Ten Dollars ($10.00) in hand paid by each of the parties hereto to the other, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

     1. Defined Terms. The terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings given to such terms and words of art in the Contract.

     2. Description of Land. The description of the Land and of the easements set forth on Exhibit A to the Contract is hereby deleted and substituted in lieu thereof is the description of the Land and the easements set forth on Exhibit A attached hereto and by this reference incorporated herein for all purposes.

     3. Ratification. Purchaser and Seller hereby ratify and affirm the Contract and agree that the Contract is and shall remain in full force and effect, except as expressly amended hereby.

     4. Counterparts. Facsimile signatures appearing hereon shall be deemed to be originals, and this Seventh Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Seller and Purchaser have hereunto executed this Seventh Amendment as of the day, month and year first above written.

                              "SELLER"


                              WF ASSOCIATES LIMITED PARTNERSHIP,
                              a North Carolina limited partnership

                              By: IBR #3, Ltd., a Texas limited partnership, its General Partner

                                   By:  TCEP I/Independence Center Corporation,
                                        a Texas corporation. its General Partner

                                        By:  /s/ Jeffrey C. Chavez
                                        Name:   Jeffrey C. Chavez
                                        Title:  Vice President


                              "PURCHASER":

                              COUSINS PROPERTIES INCORPORATED,
                              a Georgia corporation

                              By:  /s/ Mark B. Riley
                              Name:   Mark B. Riley
                              Title:  Vice President